As filed with the Securities and Exchange Commission on October 1, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JIZHILONG HOLDING GROUP LTD

(Exact name of Registrant as specified in its charter)

United Kingdom	2833	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Floor 1, Office 25 22 Market Square

LONDON,E14 6BU

United Kingdom

Tel:+44 07706783950

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering         ordinary shares. This is the initial public offering of ordinary shares of                     .. The offering price of our ordinary shares in this offering is expected to be $6.50 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “JZL”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the United Kingdom as a holding company. The Ordinary Shares offered in this prospectus are shares of the United Kingdom holding company. Holders of our Ordinary Shares will own shares of a United Kingdom holding company. The UK regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” or “our,” refers to JIZHILONG HOLDING GROUP LTD, a United Kingdom holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

II

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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IV

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of JIZHILONG HOLDING GROUP LTD;
•	references to the “Company,” “we,” “us,” “our” and “JZL” refer to JIZHILONG HOLDING GROUP LTD;
•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

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INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	risks inherent in an MEDICINAL CHEMICALS & BOTANICAL PRODUCTS business;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks related to our international operations in the United Kingdom, including the implications of the United Kingdom’s recent withdrawal from the European Union;

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●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;
●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

Our Mission

JIZHILONG HOLDING GROUP LTD is a full-chain agricultural products company focusing on the development of borneol (natural borneol).

Our corporate mission is to develop the borneol industry and build the borneol brand. Borneol is a kind of precious Chinese herbal medicine, with a variety of medicinal values and health care effects. We are committed to maximizing the medicinal value of the borneol through scientific research and technological innovation, and to contribute to people's health and happiness.

First of all, we will devote to the development of the borneol industry. Borneol is a kind of plant growing in specific areas, and its growth environment and growth cycle have an important influence on its medicinal value. We will optimize the growth environment of the borneol and improve its yield and quality through scientific planting and management technology. At the same time, we will also study the planting technology of borneol, and explore more efficient planting methods to meet the market demand.

Secondly, we will focus on the research and development of the borneol. Borneol has a variety of medicinal values, including anti-inflammatory, antibacterial, antioxidant and other effects. We will invest a lot of resources in scientific research, deeply explore the pharmacological effects and mechanisms of borneol, and find more application fields. We will cooperate with scientific research institutions and experts to jointly carry out the research and development of the borneol, so as to provide more healthy choices for people.

At the same time, we will also pay attention to the innovation and promotion of borneol products. As a kind of Chinese herbal medicine, borneol is used in various forms, including medicinal materials, medicines, health care products, etc. Through technological innovation and market research, we will develop more kinds of borneol products to meet the needs of different consumers. We will pay attention to the quality and safety of products to ensure the efficacy and efficacy of borneol products. At the same time, we will also strengthen brand promotion and marketing to improve the awareness and reputation of the brand.

Finally, we will pay attention to corporate social responsibility. As an enterprise committed to the development of the borneol industry, we will actively participate in social welfare undertakings and give back to the society. We will focus on the development of poor areas and help local farmers improve their planting techniques and income levels. We will also carry out a popular science campaign to improve the public's understanding of the borneol. We will actively participate in the environmental protection work, protect the borneol growth environment, and promote the sustainable development.

In short, our corporate mission is to develop the borneol industry and build the borneol brand. Through scientific research and technological innovation, we will optimize the growth environment of borneol, study the pharmacological effect and mechanism of borneol, develop more kinds of borneol products, promote the brand of borneol, and give back to the society. We will take people's health and happiness as our own responsibility, and strive to achieve the sustainable development of the borneol industry.

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Overview of Our Company

JIZHILONG HOLDING GROUP LTD is a company that develops the whole industry chain of borneol.JIZHILONG HOLDING GROUP LTD, the seedling base cultivation, planting, raw material extraction, product research and development, deep processing, sales and brand construction comprehensive development. After the epidemic, JIZHILONG HOLDING GROUP LTD began to focus on the construction and operation of investment center and headquarters base, headquarters base plans to cover an area of more than 4,000 square meters, with exhibition hall, physical examination center, office area, Borneol College, warehousing and logistics and other functions. The company takes the research and development and marketing of borneol products as the breakthrough point, carries out the global market sales layout of borneol, and plans to build thousands of borneol experience center chain worldwide. In the next three years of 2026, the company will provide healthy life management services for the health industry, provide healthy life management services for the whole people, and make contributions to the social and economic development and human health.

The company adopts the management business model of "government + company + base + cooperative + farmers"; based on the large-scale operation, the means of health and win-win cooperation as the values, with the whole industrial chain and modern production base of the seedling cultivation, breeding, cultivation, biological extraction, logistics, storage and transportation, a number of technical products have filled the gaps in the industry.

At present, the company has established a perfect self-inspection and self-control quality management system, and the products are exported to all over the world. At the same time, the company's well-known universities have established long-term cooperation, and the world famous experts in the field have participated in the research and development of a series of products such as borneol camphor biological extraction, and achieved a number of scientific research achievements. The company makes every effort to build the "capital of borneol", establishes a well-known borneol brand, and strives to become a leading enterprise in the borneol characteristic health industry.

The Industry

(1) Industry analysis

Borneol, also known as natural borneol, has high medicinal value and health function, is also one of the five incense, the first of the medicine. Natural borneol is extremely rare. The roots of the natural borosencephala tree native to Sumatra, Indonesia, used to be the main source of borneol, but have been nearly exhausted due to long-term overharvesting. As an emerging industry with great potential, the borneol industry is an industry specially designed to bring a healthy life to human beings. Borneol industry is a kind of culture, is a kind of life, is a kind of health, but also is a kind of sharing. Borneol on the human health function ten effects: one is soothing the heart and benefiting the brain, the second is detoxification and beauty enhancement, three is awakening and calming the mind, four is anti virus and anti infection, five is removing heat and nourishing the lungs, six is tonifying vital energy, seven is repel foulness, eight is apoptotic cancer cells, nine is to solve the problem of skin, ten is facial features care.

Major international medical powers have also carried out a lot of modern pharmacological research on borneol, the American medical research shows that "borneol is a miracle of health care". The German Cancer Research Center from the most basic molecular research to the clinical treatment of cancer, they developed the "borneol anti-cancer agent", for the prevention and treatment of cancer has a special curative effect. A health care environment research institute in Japan found that the borneol contains anti-cancer substances.

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Experts agree that: in today's various chemical additives for the disaster of human health situation, the development of the borneol is the gift of god, the Gospel of human, borneol will be in the field of human health care from the unknown, to known, to know, will be in health, beauty, epidemic prevention and make new contributions to the treatment of difficult diseases.

With the acceleration of the aging of the society, the health industry known as the "silver economy" is booming and known as the "sunrise industry". The health industry will be the largest economy in the future.

(2) Industry data

The largest right-turn borneol camphor planting base, Existing forest land of 18,648,000 square meter, 0.0045 kg of bornicles per square meter, The annual output of borneol is 84,000 kg and the output value is 23543590.68 US dollars (280.28 US dollars / kg); Of 0.0045 kg of extracted essential oil per square meter, Annual output of essential oil is 84,000 kg, Output value of US $23543590.68 (US $280.28 / kg); Source liquid extract of 0.3003 kg per square meter, annual output of source liquid is 5.6 million kg, Output value of US $313,910.14 (US $56.06 / ton); Planting cost: US $2525 / ha (including management and transportation costs), Total revenue of per-square meter output value is US $1.052, 18,648,000 $ X1.052 = $19,617,696. There are huge business opportunities and fill up the blank market.

(3) Industry pain points

Ⅰ. At present, there are a large number of sub-health people, and no high-quality products can prevent and improve them. According to incomplete statistics: dyslipidemia of 1600 people (including hyperlipidemia), hyperlipidemia of more than 100 million people, fatty liver about 120 million people, hypertension population 270 million, diabetes reached 92.4 million people, overweight or obesity 70 million - 200 million people, on average every 10 seconds have a person with cancer, every 30 seconds a person with diabetes, on average, every 30 seconds, at least one person died of cardiovascular cerebrovascular disease;

Ⅱ. The technical threshold is not high, easy to be copied.

Ⅲ. Most of the borneol products are synthetic technology, and the natural borneol is a scarce resource;  Ⅳ. The market operation mode is old, with no breakthrough and innovation, and serious homogenization.

(4) Industry forecast (for the next three years)

The market size of the 2030 health industry will exceed $2242215308725.02. With the acceleration of the aging society, the health industry known as the "silver economy" is booming and is known as the "sunrise industry". In 2023, the size of the silver economy is expected to reach $1051038425964.85, and will be the largest economy in the future. In the next three years, the natural borneol industry will occupy the dominant position in the raw material supply chain of the industry, and the demand for more and more high-quality and efficient natural borneol products will continue to surge. In the next three years, the borneol market will produce high-tech technology, and the scale will exceed hundreds of billions.

Our Products and Services

JIZHILONG HOLDING GROUP LTD under the promotion of the environment, committed to the research of borneol products, and has a number of advanced technologies, dedicated to the development of a variety of borneol series products, roughly listed as follows:

(1) Borneol incense series: used for incense incense, one from animals, such as musk; one from plants, flowers, fruits, stems, leaves, roots, such as borneol incense. In ancient times, the fumigation method was mainly burning incense and natural distribution, so the spices used for fumigation were mostly solid, with very little liquid, or although there was liquid in the extraction process, it was limited by the fumigation method, and finally imped in the incineration solid carrier. The modern incense smoked essential oil is divided into different unilateral varieties from its efficacy, such as awakening, calming, physiotherapy, insect repellent, etc. In professional physiotherapy, several single essential oils may be used into compound varieties according to the needs to achieve different physiotherapy effects. Therefore, in the borneol incense developed by JIZHILONG HOLDING GROUP LTD, it not only retains the ancient production process, but also has the incense essential oil with modern technology to meet the needs of different groups and occasions, and JIZHILONG HOLDING GROUP LTD has a strong aroma and little smoke.

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(2) Borneol fragrance box series: fragrance box is the predecessor of sachets, as the name suggests, is made of jade, metal and other materials specially used for serving rice fragrance small box. The literati pay attention to elegance and interest. When reading and writing in the study, playing the piano, playing tea and playing chess, burning a furnace of incense can not only add elegance and interest, but also purify the indoor air. Therefore, the series developed by JIZHILONG HOLDING GROUP LTD meets the needs of literati.

(3) Borneol stock solution series: Borneol stock solution is also known as natural borneol, is the plant essence of borneol camphor, is a precious natural spice and medicine, made from the fresh branches and leaves of the borneol camphor tree, with many medicinal effects:

Ⅰ. Apoptotic cancer cells (borneol can induce apoptosis of nasopharyngeal carcinoma, lung cancer, thyroid cancer, breast cancer cells);

Ⅱ. Comfortable benefit brain (Smell borneol can relieve chest tightness, angina pectoris, headache, Prevention of Alzheimer's disease);

Ⅲ. detoxification and beauty (Smell Borneol straight into the heart and lung, Dispoison gas and turbid gas outside the body, Blood live pox hair, Meridian channels);

Ⅳ. Awakening and calming the mind (Dual regulation of the central nervous system, Wake up and calm the mind);

Ⅴ. Antivirus, anti-infection (borneol antiviral, anti-infection, Prevent respiratory diseases);

Ⅵ. Slow down fever (Smell Borneol or apply it to Daui (neck), Pulmonary point (both sides of the spine), Can reduce the fever);

Ⅶ. Vitality (Smelling Borneol is greatly beneficial to vitality, Enhance human immunity);

Ⅷ. Avoiding filth (borneol in the room, Can prevent and block the damage of the disease in the air on the human body);

Ⅸ. Solve skin problems (borneol used for skin, Can relieve analgesia, relieve itching, swelling, stasis, acne, muscle, bacteriostasis);

Ⅹ. Facial nursing (borneol solution nursing facial features, It can be used for dry eye disease, pinkeye, rhinitis, oral ulcer, gingival swelling and pain, deafness, otitis media, etc.).

(4) Borneol pillow: JIZHILONG HOLDING GROUP LTD through new technology, the natural borneol is placed above the pillow core, as long as people sleep through breathing, can let the borneol volatilize, to achieve the purpose of health. Because the borneol has the functions of removing disease, borneol awakening, mosquito repellent, mites, filth, antibacterial, anti-inflammatory, analgesic and so on, the borneol pillow is suitable for insomnia, chronic pharyngitis, rhinitis, diabetes complications, neck and shoulder pain, arteriosclerosis, poor resistance, easy to catch a cold, like to drink and often drive people.

(5) In the future, JIZHILONG HOLDING GROUP LTD will also combine the different needs of consumer groups, and continue to research and innovate more series of products, so as to make borneol famous all over the world, so that everyone can use borneol products.

Our Solution

(1) Main consumer groups of products or services

Women aged 25-35 are mainly loyal users of borneol aromatherapy series products; consumers aged above 45 are mainly targeted at the sub-health conditions of middle-aged and elderly people.

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(2) The main reason for the products or services that consumers buy

Ⅰ. Natural borneol series of products, to make up for the general quality and effect of similar products in the market weakness. Most of the similar products in the international market are synthetic raw materials.

Ⅱ. Through the borneol series of products, we can improve the human sub-health condition at any time in most scenes and time periods.

Ⅲ. Employment demand - For college students' entrepreneurship and employment, the company recommends them to the agents in the franchise area for cooperation and promotion, and win-win development.

Ⅳ. With the improvement of national living standards, the desire to improve their own health and physique.

(3) The company's current position in the industry and its target position

At present, the company is in the global leading position in the base area of its own and joint cultivation. With 18,648,000 square meter core area of the borneol planting base. It has formed an industrial layout of seedling base cultivation, planting, raw material extraction, product research and development, deep processing, sales and brand construction, with nearly 20 single products of multi-series and multi-efficacy products. Borneol industry is an emerging development industry, industry brands are few and scattered, no oligarchic companies. At present, the scale of the company is the first in the industry, but it still needs to continue to innovate, introduce high-tech technology, and enhance its core competitiveness, in order to become a benchmark brand in the big health industry in the scale, brand awareness and product quality in the future.

(4) channel of distribution

Ⅰ. Regional agent (municipal agent, district agent, etc.)

Ⅱ. Internal introduction of marketing system (company contacts, franchisees, partners, students, etc.)

Ⅲ. The company uses the new media network platform to promote it (Wechat, Youtube, Tiktok, etc.)

(5) Promotion method

Chain model in the international market; store partner model, joint consumer membership model.The company has operation investment center and headquarters base, headquarters base covers an area of more than 4,000 square meters, with exhibition hall, physical examination center, office area, Borneol College, warehousing and logistics and other functions. The company takes the extraction technology of exosomes as the high-tech product, integrates product research and development and market sales as the breakthrough point, carries out the sales layout of borneol market, and plans and builds thousands of borneol experience center chain stores through the marketing center.

The company will also take borneol natural borneol, essential oil, source liquid and deep processing of borneol health series products as the fist, the main line, the business thinking and industrial planning of thousands of stores chain, to build "borneol capital" city name card, create a well-known brand of borneol brand, and is committed to becoming the leading enterprise in the borneol industry.

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Our business model

(1) Industrialization: forming an industrialization-scale supply chain raw material base, According to the current core plantation area of 4,612.63 acres, In the next three years, this, Will break through 8236.85 acres of planting area and the formation of a thousand mu of seedling seedling base, To meet the surging market demand, Form the largest large-scale raw material base in China; In the big health industry chain ushered in a new transformation opportunity and a new era of innovation and reform, As the impact of the epidemic fades and the policy side recovers, Big data and artificial intelligence technologies continue to deepen the empowerment of many big health industries, Combining a series of breakthroughs in technology, digitalization and life science innovation, The potential of the health industry will be fully unleashed.

(2) Branding: With the continuous improvement of people's health needs, driven by the trend of yearning for health, the international health industry has entered the era of high-quality development, and the growing scale of the health market, which will generate many popular health brands favored by people. The company will give full play to the absolute advantages of natural borneol raw materials and products, in the same industry, the use of the Nobel Prize-winning exosome extraction technology, the product quality to a new height, create more high-tech products, constantly build the brand, strengthen the brand power, maintain the sustainable development and core competitiveness advantage.

(3) Internationalization: " The health industry is undergoing profound changes. Only when every subject in the industry needs to follow the development trend of the internationalization of the industry and have the courage to innovate can we seize the opportunities."The company will take advantage of the opportunity of raw material shortage in the natural borneol global market to expand international trade channels, consolidate the source position of high-quality global raw material supply chain, and continuously expand the market scale and market sales share.

(4) Capitalization: From the perspective of investment and financing of the medical and health industry, the number of global medical and health investment and financing events in 2022 has reached a record high, and the popularity of capital has increased compared with the same period. Biomedical tens of millions of dollars of financing leading advantage, digital health start-ups performance attention. The company will also use capital tools to start the listing process, use capital tools to accelerate the development and take-off of the company, and form a leading enterprise in the industrial chain.

Our Competitive Strengths

We believe that we have the following strengths that are the key to our past success and future development:

Borneol-centric products and health sciences. Except for a few products, all of our products contain borneol components. With our extensive experience, we use borneol-centered nutrition science and traditional TCM theory as the basis of our product formulation. Our products focus on the health benefits of borneol ingredients and are balanced with other types of plants, minerals and herbs.

Internal production capacity. All of our borneol incense, borneol essential oil, borneol stock, borneol pillow (all of which are our core products) are produced in the original base or specialized factory. Among the products produced by the company, the borneol stock solution series is recognized as the leader in the field of borneol products in the highly competitive stock solution market with its advanced extraction technology and equipment, and our borneol products have won many awards and recognition.

Effective distribution channels. We use multiple distribution methods to sell our products around the globe. The vast majority of our sales are done through independent dealers. We believe our distribution model is the most appropriate way to market and sell our products because it utilizes the resources and personal connections between our authorized independent distributors and their retail customers. This sales model helps to strengthen consumer education on product health benefits and gather feedback to improve our products. Due to the retail customer base of distributors, this is also an effective advertising channel for our products.

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Experienced management team. Our management team is led by Ms.Jing Li, the chairman. She has been engaged in enterprise management and operation for many years and has rich experience in business operation. She is good at planting technology, scientific research and development, market strategic layout and capital operation. Mr.Jianqun Yi, one of our founders, has a long-term health consultant and company operation management career, and has rich practical experience in enterprise planning, operation and other fields.perennial serve in enterprise management, company operation, venture capital institutions, entity enterprises, etc., and participate in many enterprise health consulting, business contact, investment attraction, etc. In addition, other members of our senior management team have extensive experience in their areas of focus, including manufacturing, marketing and sales, operations, financial management, and cross-border business development.

Our Challenges

JIZHILONG HOLDING GROUP LTD as a company focusing on borneol products and services, it is an emerging technology company and has some weaknesses with the characteristics of the borneol industry, which may have a negative impact on the long-term development and competitiveness of the company. Here are some of the weaknesses that we may face:

(1) Limited market share: JIZHILONG HOLDING GROUP LTD is a relatively new company. Compared with some competitors that have established strong brand influence and market share, the company's market share has further increased unprecedented. That could limit the company's short-term sales and revenue growth.

(2) Lack of brand recognition: Since JIZHILONG HOLDING GROUP LTD is an emerging company, there is relatively much room for improvement in its brand awareness. This means that consumers have a limited understanding of the company's products and brands, and may affect their purchasing decisions about the company's products. Building a strong brand recognition in the market takes time and resources, which can be a challenge for an emerging company.

(3) Limited product innovation ability: Although JIZHILONG HOLDING GROUP LTD is a company focusing on borneol products and services, the company's products also face a lack of unique functions and characteristics, and cannot be distinguished from competitors' products. This may limit the competitiveness of companies in the market and make it difficult to attract consumers' attention and desire to buy.

(4) Supply chain management challenges: JIZHILONG HOLDING GROUP LTD will also face the challenges of supply chain management. JIZHILONG HOLDING GROUP LTD’s products may need to be purchased from different suppliers, which may lead to instability in the supply chain and delayed delivery problems. This can affect the company's ability to deliver products and negatively affect customer satisfaction.

(5) Risks of relying on a specific market: JIZHILONG HOLDING GROUP LTD may rely on sales in a specific market. If a recession or other disadvantage occurs in the market, the company's sales and revenue could be severely affected. We will consider expanding our market share and reducing our dependence on specific markets to mitigate this risk.

(6) Lack of professional talents: JIZHILONG HOLDING GROUP LTD may face the problem of lack of professional talents. If we don't have enough technicians and marketers to support the company's business development, this may limit the company's ability to innovate and market competitiveness.

(7) Financial pressure: JIZHILONG HOLDING GROUP LTD as an emerging company, it may face financial pressure. Companies may need to invest significant amounts of money to support product development, marketing, and sales activities. If the company cannot obtain sufficient financial support, it may affect the normal operation and development of its business.

In short, once JIZHILONG HOLDING GROUP LTD faces more weaknesses, it may have a negative impact on the long-term development and competitiveness of the company. However, these weaknesses can be overcome to some extent, by strengthening brand building, improving product innovation, improving supply chain management, strengthening sales and marketing strategies, recruiting professionals and finding financial support.

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We may face the following threats at the operational and development level:

(1) Market competition: With the gradual increase of the research and application of the borneol, more enterprises may enter the borneol industry and increase the pressure of market competition. Other companies may develop similar products that provide more options to consumers, thus posing a threat to our market share.

(2) Regulatory restrictions: The research and development and sales of herbal products are restricted by national and regional regulations. The Borneol industry company needs to comply with the relevant regulations and standards to ensure the quality and safety of its products. If there are regulatory changes or new restrictive measures, they may adversely affect our business operations and development.

(3) Technological innovation: The continuous progress and innovation of science and technology may bring new challenges to the borneol industry. New technologies may change the way the borneol is extracted and applied, making the traditional borneol products uncompetitive. We need to pay close attention to the trend of science and technology, adjust and update our technology and products in time.

(4) Brand building: As a Chinese herbal medicine, Borneol has a relatively low brand awareness. We need to strengthen brand building and promotion to improve consumers' awareness and trust of borneol products. If we do not pay enough attention to brand building, we may be other competitors to seize market share.

(5) Changes in market demand: consumers' needs and preferences may change over time. We need to pay close attention to the changes in market demand, timely adjust product research and development and promotion strategies to meet the needs of consumers. If we fail to adapt to the changes in market demand in time, it may lead to a decline in product sales.

(6) Environmental protection: The growth environment of borneol is very important for yield and quality. With the aggravation of environmental pollution and damage, the growth environment of the borneol may be threatened. We need to strengthen the awareness of environmental protection, actively participate in environmental protection work, to ensure the sustainable development of borneol.

In short, in the process of business operation and development, we may face threats such as market competition, legal restrictions, technological innovation, brand building, changes in market demand and environmental protection. In order to deal with these threats, the borneol industry company needs to constantly improve its competitiveness, strengthen research and development and innovation ability, optimize product quality and safety, actively participate in marketing and brand building, pay attention to the changes in market demand, strengthen environmental protection, so as to realize the sustainable development of the borneol industry.

Our market opportunity

In today's global situation, we have independent research and development of products and raw materials production base, so that we can obtain more development opportunities.

First, globalization provides us with a broader market for borneol products and services. With the increase of global trade and the strengthening of international economic ties, we can sell our own products to more countries and regions. This means that we can expand our customer base and increase our sales. In addition, globalization also provides us with more opportunities to cooperate with international partners, which is conducive to jointly develop new markets and products and achieve the purpose of win-win cooperation.

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Second, globalization provides us with more supply chain advantages. We have independent research and development products and raw materials production base, can better control the quality and cost of products. By establishing a global supply chain network, we can manage more effectively the procurement and production process of raw materials and ensure the timely delivery of products. In addition, we can take advantage of globalization to find more competitive suppliers and partners to reduce costs and improve efficiency.

Third, globalization provides us with more opportunities for innovation. We have the ability to develop our own products, and can continue advanced technologies and ideas around the world, so as to launch new products and technologies. Globalization allows us to work together with experts and research institutions from different countries and regions. Such transnational cooperation can not only accelerate the speed of innovation, but also bring us more innovative ideas and ideas.

Fourth, globalization provides us with more opportunities for international brands. By promoting and selling products worldwide, we can build an international awareness and brand image. This will help us to gain more recognition and trust in the international market and further expand our market share. In addition, we can also take advantage of the opportunity of globalization to cooperate with our brands with other internationally renowned brands (such as Gucci, Hermes, etc.) to jointly launch co-brand products and further enhance the brand value.

Fifth, globalization has provided us with more international talent opportunities. As the company expands in the international market, we need more talents with an international vision and cross-cultural communication skills. Globalization enables us to attract and retain excellent talents from different countries and regions, and provide strong human resources support for the development of the company.

To sum up, we have independent research and development products and raw materials production base, facing many international opportunities in today's global situation. By exploiting these opportunities, companies can achieve sustained growth and development by expanding their market, optimizing their supply chain, accelerating innovation, building international brands and attracting international talent.

Our Strategy

We plan to complete the investment expansion financing and acquisition in 2023. Enter JIZHILONG HOLDING GROUP LTD industrial ecological platform to consolidate the raw material supply chain system of 18,648,000 square meter; use extraction technology to develop independent brand external body borneol products; agent brand products in domestic market to expand sales and build chain organization, to open up the sales channel of natural borneol raw material for international foreign trade. Start the nasdaq listing process, acquire planting bases and other upstream and downstream industrial bases.

It plans to complete the bell trading in 2024. Complete the protection of international patent intellectual property rights of independent brands; expand the domestic market sales of independent brand products; improve the online and offline chain institutions of JIZHILONG HOLDING GROUP LTD; finance and acquire the upstream and downstream enterprises of industrial chain planting base, and form the core value system of profit. Help other enterprises to create customized enterprise independent brand products; NASDAQ listing bell.

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It plans to complete the brand layout and enter the international market in 2025. Borneol private brand products enter the international market; financing, merger and acquisition, help more other enterprise brands to enter the international trade market; form the largest digital Borneol product agent retail platform.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles;
●	objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,”“say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards.  Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Pre-IPO

Prior to the IPO, we total share capital was about 200,000,000 ordinary shares. This time, about 50,000,000 ordinary shares were offered, which is we expect that the initial public offering price will be no less than US $6.50 per share.

Our Corporate Information

Our registered office in the England is located at the offices of FLOOR 1 OFFICE 25, 22 MARKET SQUARE, LONDON, UNITED KINGDOM E14 6BU.

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THE Offering

Issuer	JIZHILONG HOLDING GROUP LTD

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$6.50 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Ⅰ. Product Development

Ⅱ. Build upstream and downstream ecological chain

Ⅲ. Decoration of physical store storefronts

Ⅳ. Online and offline media promotion

Ⅴ. Talent Team Building

Ⅵ. Build directly operated stores

Ⅶ. Market Expansion

Ⅷ. Business Negotiation

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JZL” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

MEDICINAL CHEMICALS & BOTANICAL PRODUCTS is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and research and development expertise of key personnel. We are dependent upon the services of Ms. Jing Li, our Chairman of the Board, for the continued growth and operation of our Company, due to his industry experience, technical expertise, as well as his personal and business contacts. Additionally, Mr. Xiangyou Yang, performs key functions in the operation of our business. We may not be able to retain Mr. Zunsong Tang and Mr. Tao Wang for any given period of time. Although we have no reason to believe that Mr. Jianqun Yi will discontinue his services with us, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. We do not carry key man life insurance for any of our key personnel, nor do we foresee purchasing such insurance to protect against the loss of key personnel.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

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We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the England and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the England. Statutory laws and regulations in the England are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the England and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

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If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

We are subject to risks related to product recalls, and our operation results and financial condition would suffer if we fail to adequately manage such risks.

We have implemented measures in our manufacturing process that are designed to prevent and detect defects and contaminants in our products. Such measures, however, may not prevent, reveal or detect defects or contaminants in our products, and such defects may not become apparent until after our products have been sold into the market. Consequently, there is a risk that product defects may occur and such defects or contaminants will require a product recall. Any product recalls and related remedial actions can be costly to our operations and could have a material adverse effect on our business, results of operations and financial condition. Additionally, our third-party suppliers may be reluctant to implement these stringent measures or may refuse to manufacture our products. These additional measures may strain our relationships with those suppliers or may increase our cost of goods sold. Furthermore, product recalls could result in negative publicity and public concerns regarding the safety of our products, which could harm the reputation of our products and our business and could cause the market value of our Common Shares to decline.

Because we cannot exert the same level of influence or control over our independent distributors as we could were they our own employees, our distributors could fail to comply with our distributor policies and procedures, which could result in claims against us that could harm our financial condition and operating results.

Our distributors are independent and, accordingly, we are not in a position to directly provide the same direction, motivation and oversight as we would if distributors were our own employees. As a result, there can be no assurance that our distributors will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our distributor policies and procedures.

Extensive national and local laws regulate our business and products. Although we have implemented distributor policies and procedures designed to govern distributor conduct and to protect the goodwill associated with our trademarks and tradenames, it can be difficult to enforce these policies and procedures because of the large number of distributors and their independent status. Violations by our independent licensed distributors of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation.

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Because of our dependence on consumer perceptions, adverse publicity associated with harmful effects resulting from the consumption of our productions, or any similar products distributed by other companies, could have a material adverse effect on us.

We are highly dependent upon consumer perception of the safety and quality of our products and the ingredients they contain, as well as that of similar products distributed by other companies. Consumer perception of products and the ingredients they contain can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to our industry or any of our particular products or the ingredients they contain and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less favorable or that questions earlier research or publicity could have a material adverse effect on our ability to generate revenues. As such, period-to-period comparisons of our results should not be relied upon as a measure of our future performance. Adverse publicity in the form of published scientific research or otherwise, whether or not accurate, that associates consumption of our products or the ingredients they contain or any other similar products distributed by other companies with illness or other adverse effects, that questions the benefits of our or similar products, or that claims that such products are ineffective could have a material adverse effect on our reputation, the demand for our products, our ability to generate revenues and the market price of our Common Shares.

Our failure to appropriately respond to changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales.

Our business is particularly subject to changing consumer trends and preferences. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not be able to respond in a timely or commercially appropriate manner to these changes. If we are unable to do so, our customer relationships and product sales could be harmed significantly.

Furthermore, the nutritional supplements industry in particular is characterized by rapid and frequent changes in demand for products and new product introductions. Our failure to accurately predict these trends could negatively impact consumer opinion with respect to the products we distribute. This could harm our customer relationships and cause losses to our market share. The success of our new product offerings depends upon a number of factors, including our ability to: accurately anticipate customer needs; innovate and develop new products; successfully commercialize new products in a timely manner; price our products competitively; manufacture and deliver our products in sufficient volumes and in a timely manner; and differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could become obsolete, which could have a material adverse effect on our revenues and operating results.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

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We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the borneol market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the medicinal chemicals & botanical products market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

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We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other medicinal chemicals & botanical products companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside England, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

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If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The medicinal chemicals & botanical products market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the  medicinal chemicals & botanical products industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

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In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

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Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

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We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in England and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in England, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

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A severe or prolonged downturn in the global or British economy could materially and adversely affect our business and our financial condition.

Although the British economy expanded well in the last two decades, the rapid growth of the British economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of England and financial authorities of some of the world’s leading economies, including the United States and England. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among England and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in England are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in England. Any severe or prolonged slowdown in the global or British economy may materially and adversely affect our business, results of operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Government regulation of the Internet and ecommerce in the U.S. and globally is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and ecommerce in the U.S. and globally. Existing and future regulations and laws could impede the growth of the Internet, ecommerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or ecommerce. It is possible that general business regulations and laws, or those specifically governing the Internet or ecommerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. Adverse legal or regulatory developments could substantially harm our business. Further, if we enter into new market segments or geographical areas and expand the products and services we offer, we may be subject to additional laws and regulatory requirements or prohibited from conducting our business, or certain aspects of it, in certain jurisdictions. We will incur additional costs complying with these additional obligations and any failure or perceived failure to comply would adversely affect our business and reputation.

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Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

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The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by England requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow England law for certain governance matters. Certain corporate governance practices in the England may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, England law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under England law.

We are an exempted company incorporated under the laws of the England. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the England and the common law of the England. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under England law are to a large extent governed by the common law of the England. The common law of the England is derived in part from comparatively limited judicial precedent in the England as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the England. The rights of our shareholders and the fiduciary duties of our directors under England law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the England has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the England. In addition, England companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the England. Shareholders of England exempted companies have no general rights under England law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the England, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a England company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the England may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

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If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

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Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the England;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and
●	geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, borneol and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $         million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $6.50 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $           increase (decrease) in the assumed initial public offering price of $6.50 per share would increase (decrease) the net proceeds to us from this offering by approximately $       million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $6.50 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product Development		20%
Build upstream and downstream ecological chain		15%
Decoration of physical store storefronts		10%
Online and offline media promotion		5%
Talent Team Building		10%
Build directly operated stores		15%
Market Expansion		10%
Business Negotiation		5%
Other operating liquidity		10%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

The net proceeds from this offering must be remitted to China beforwe we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering. and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $6.50 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of June 30, 2023
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $         million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $         million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

JIZHILONG HOLDING GROUP LTD, a British company established on 24th July 2023, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through JIZHILONG HOLDING GROUP LTD. The original equity owners were Ms. Jing Li and Mr. Xiangyou Yang. We will complete the transaction before completing this issuance, excluding this issuance.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

JIZHILONG HOLDING GROUP LTD is a company developing the whole industry chain of borneol. JIZHILONG HOLDING GROUP LTD, the seedling base cultivation, planting, raw material extraction, product research and development, deep processing, sales and brand construction are all-round development. After the epidemic, JIZHILONG HOLDING GROUP LTD began to focus on the construction and operation of investment center and headquarters base, headquarters base plans to cover an area of more than 4,000 square meters, with exhibition hall, physical examination center, office area, borneol College, warehousing and logistics and other functions. The company takes the research and development and marketing of borneol products as the breakthrough point, carries out the global market sales layout of borneol, and plans to build thousands of borneol experience center chain worldwide. In the next three years of 2026, the company will provide healthy life management services for the health industry, provide healthy life management services for the whole people, and make contributions to the social and economic development and human health.

Our History and Development

JIZHILONG HOLDING GROUP LTD was registered on July 24,2023, and the registered office is located in FLOOR 1 OFFICE 25,22 MARKET SQUARE, LONDON, UNITED KINGDOM. Since the company, the company to build borneol center, the construction of borneol health power as the strategic goal, in the next five years the company will through borneol oil for kang fist products cities layout, thousand stores, chain, to provide healthy life management services, for social and economic development and human health to make great efforts and contribution.

The Company adopts the management business model of "government + company + base + cooperative + farmers"; based on the large-scale operation, the means of health and win-win cooperation as the values, with the whole industrial chain and modern production base of the seedling cultivation, breeding, cultivation, biological extraction, logistics, storage and transportation, a number of technical products have filled the gaps in the industry.

At present, the company has established a perfect self-inspection quality management system throughout the whole industry chain and automatic control system. The products are exported to all over the world. Meanwhile, the company has established a long-term cooperative relationship with well-known universities. The company makes every effort to build the "capital of borneol", establishes a well-known borneol brand, and strives to become a leading enterprise in the borneol characteristic health industry.

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Our Products and Service

Borneol, also known as natural borneol, has high medicinal value and health function, is also one of the five incense, the first of the medicine. As early as more than 2000 years ago, has been with gold crown, elephant teeth, price than gold, effect wins musk. Natural borneol quantity is very rare, the medicinal value of borneol recorded since ancient records, the borneol ten effects of body health function: one is soothing the heart and benefiting the brain, the second is detoxification and beauty enhancement, three is awakening and calming the mind, four is anti virus and anti infection, five is removing heat and nourishing the lungs, six is tonifying vital energy, seven is repel foulness, eight is apoptotic cancer cells, nine is to solve the problem of skin, ten is facial features care, so around the world and the government attaches great importance to. The world's major medical powers have carried out a lot of modern pharmacological research on the borneol, and the American medical research shows that "the borneol is the strange thing of health care". The German Cancer Research Center from the most basic molecular research to the clinical treatment of cancer, they developed the "borneol anti-cancer agent", for the prevention and treatment of cancer has a special curative effect. A health care environment research institute in Japan found that the borneol contains anti-cancer substances. Experts agree that: in today's various chemical additives for the disaster of human health situation, the development of borneol is the gift of god, the Gospel of human borneol will in the field of human health care from unknown, to known, to know, will be in health, beauty, epidemic prevention and treatment of difficult diseases make a new contribution.

Under the promotion of the environment, JIZHILONG HOLDING GROUP LTD is committed to the research of borneol products, and has a number of advanced technologies, dedicated to the development of a variety of borneol series products, roughly listed as follows:

(1) Borneol incense series: used for incense incense, one from animals, such as musk; one from plants, flowers, fruits, stems, leaves, roots, such as borneol incense. In ancient times, the fumigation method was mainly burning incense and natural distribution, so the spices used for fumigation were mostly solid, with very little liquid, or although there was liquid in the extraction process, it was limited by the fumigation method, and finally imped in the incineration solid carrier. The modern incense smoked essential oil is divided into different unilateral varieties from its efficacy, such as awakening, calming, physiotherapy, insect repellent, etc. In professional physiotherapy, several single essential oils may be used into compound varieties according to the needs to achieve different physiotherapy effects. Therefore, in the borneol incense developed by JIZHILONG HOLDING GROUP LTD, it not only retains the ancient production process, but also has the incense essential oil with modern technology to meet the needs of different groups and occasions, and JIZHILONG HOLDING GROUP LTD has a strong aroma and little smoke.

(2) Borneol fragrance box series: fragrance box is the predecessor of sachets, as the name suggests, is made of jade, metal and other materials specially used for serving rice fragrance small box. The literati pay attention to elegance and interest. When reading and writing in the study, playing the piano, playing tea and playing chess, burning a furnace of incense can not only add elegance and interest, but also purify the indoor air. Therefore, the series developed by JIZHILONG HOLDING GROUP LTD meets the needs of literati.

(3) Borneol stock solution series: borneol stock solution is also known as natural borneol, Is the plant essence of borneol camphor, Is a precious natural spice and medicine, Made from the fresh branches and leaves of the borneol camphor tree, With many medicinal effects:

Ⅰ. Ⅰ. Apoptotic cancer cells (borneol can induce apoptosis of nasopharyngeal carcinoma, lung cancer, thyroid cancer, breast cancer cells);

Ⅱ. Comfortable benefit brain (Smell borneol can relieve chest tightness, angina pectoris, headache, Prevention of Alzheimer's disease);

Ⅲ. detoxification and beauty (Smell Borneol straight into the heart and lung, Dispoison gas and turbid gas outside the body, Blood live pox hair, Meridian channels);

Ⅳ. Awakening and calming the mind (Dual regulation of the central nervous system, Wake up and calm the mind);

Ⅴ. Antivirus, anti-infection (borneol antiviral, anti-infection, Prevent respiratory diseases);

Ⅵ. Slow down fever (Smell Borneol or apply it to Daui (neck), Pulmonary point (both sides of the spine), Can reduce the fever);

Ⅶ. Vitality (Smelling Borneol is greatly beneficial to vitality, Enhance human immunity);

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Ⅷ. Avoiding filth (borneol in the room, Can prevent and block the damage of the disease in the air on the human body);

Ⅸ. Solve skin problems (borneol used for skin, Can relieve analgesia, relieve itching, swelling, stasis, acne, muscle, bacteriostasis);

Ⅹ. Facial nursing (borneol solution nursing facial features, It can be used for dry eye disease, pinkeye, rhinitis, oral ulcer, gingival swelling and pain, deafness, otitis media, etc.).

(4) borneol pillow: JIZHILONG HOLDING GROUP LTD through new technology, the natural borneol is placed above the pillow core, as long as people sleep through breathing, can let the borneol volatilize, to achieve the purpose of health. Because the borneol has the functions of removing disease, brain awakening, mosquito repellent, mites, filth, antibacterial, anti-inflammatory, analgesic and so on, the borneol pillow is suitable for insomnia, chronic pharyngitis, rhinitis, diabetes complications, neck and shoulder pain, arteriosclerosis, poor resistance, easy to catch a cold, like to drink and often drive people.

In the future, JIZHILONG HOLDING GROUP LTD will also combine the different needs of consumer groups, and continue to research and innovate more series of products, so as to make borneol famous all over the world, so that everyone can use borneol products.

Major Factors Affecting Our Results of Operations

As a company in the borneol industry, the factors affect the results of JIZHILONG HOLDING GROUP LTD.

(1) Social objective factors

Ⅰ. Economic environment: Economic environment is one of the most important factors affecting the operating income of enterprises. When the economy prospers, people's purchasing power increases, consumer demand increases, and corporate sales and profits tend to increase. Instead, when the economy is down, people's purchasing power weakens and consumer demand declines, and business sales and profits may be affected.

Ⅱ. Policies and regulations: The impact of policies and regulations on enterprise operating income is also very important. The government's tax policies, trade policies, and industrial policies will directly or indirectly affect the operating income of enterprises. For example, the government's tax breaks for certain industries can reduce business costs and increase profit margins, while the government's restrictive policies for certain industries may limit the business scope of enterprises and affect their income.

Ⅲ. Social and cultural factors: social and cultural factors will also have an impact on the operating income of enterprises. Different cultural backgrounds and values will affect people's consumption behavior and consumption habits. For example, some areas have higher demand for a certain product or service, and business sales in these areas may be relatively high. In addition, social and cultural factors will also affect the brand image and reputation of an enterprise, and then affect consumers' purchase decisions of the enterprise products.

Ⅳ. Technological progress: the impact of technological progress on the operating income of enterprises can not be ignored. The emergence and application of new technologies can improve the production efficiency and product quality of enterprises, reduce costs and increase profit margins. At the same time, technological progress will also change the market competition pattern. If enterprises fail to adapt to and apply new technologies in time, they may lose their competitive advantages and affect their operating income.

Ⅴ. Competitive environment: the competitive environment is one of the important influencing factors of enterprise operating income. The higher the degree of competition in the market, the smaller the market share and profit margin of the enterprise may be. The product quality, price and brand image of competitors will affect the purchase decisions of consumers, and then affect the sales and profits of enterprises.

Ⅵ. Changes in social needs: changes in social needs will also have an impact on the operating income of enterprises. With the development and progress of the society, people's demand for products and services is also constantly changing. If enterprises fail to adjust the product structure and service mode in time and cannot meet the new needs of consumers, it may lead to a decline in sales.

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(2) Internal factors of the company

Ⅰ. Product quality: Product quality is one of the important factors affecting consumers' purchase decisions. If, as a company producing borneol derivatives, its products are of poor quality and consumers may choose to buy products from other competitors, we have implemented measures designed to prevent and detect defects and contaminants in the products during the manufacturing process. However, such measures may not prevent, reveal, or detect defects or contaminants in our products, and such defects may not become apparent until our products are sold to the market. Therefore, there is a risk of product defects and such defects or contaminants will require recall of the product. Any product recall and related remedies may impose high costs to our operations and may have a material adverse impact on our business, operating performance and financial position. Furthermore, our third party suppliers may be reluctant to implement these stringent measures or may refuse to produce our products. These additional measures may strain our relationship with these suppliers or may increase our cost of sales. Furthermore, product recalls may lead to negative publicity and public concerns about the safety of our products, which may damage the reputation of our products and businesses and may lead to a decline in the market value of our common stock. Therefore, as a company producing borneol derivative products, the company needs to ensure that the quality of the products meets consumer expectations and continuously improve the product quality to improve customer satisfaction.

Ⅱ. Product innovation ability: With the intensification of market competition, product innovation ability is crucial to the company's operating income. If, as a manufacturer of borneol derivatives, the company fails to launch competitive new products in time, consumers may turn to other, more innovative products. Therefore, as a company producing borneol derivatives, the company needs to strengthen its research and development capabilities, and constantly launch new products to meet the market demand.

Ⅲ. Marketing strategy: Marketing strategies are essential to attracting consumers and increasing sales. As a company producing borneol derivatives, the company needs to develop effective marketing strategies, including positioning, pricing, promotion, etc., to attract target consumers and increase sales. If, as a company producing borneol derivative products, the company's improper marketing strategy may lead to poor product sales, thus affecting the operating income.

Ⅳ. Brand image: Brand image is the cognition and evaluation of consumers for the company and products. If a company produces bornencephala derivative products, consumers may have a negative attitude towards their products, thus affecting purchasing decisions. Therefore, as a company that produces borneol derivative products, the company needs to establish a good brand image, and enhance consumers' awareness and goodwill of its products through brand building and brand promotion.

Ⅴ. Sales team ability: The sales team is a bridge between the company and consumers, and its ability is critical to sales growth. As a company producing borneol derivative products, the company needs to cultivate an efficient sales team, including sales staff expertise, sales skills and customer relationship management skills. Only through the efforts of the sales team, can we achieve the sales target and increase the operating income.

Ⅵ. Cost control: cost control is one of the important factors to ensure the profitability of the company. As a company producing borneol derivative products, the company needs to reasonably control the production cost, sales cost and management cost to ensure the competitiveness and profitability of the products. If the cost is too high, it may lead to excessive product pricing, which will affect sales and operating income.

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Ⅶ. Organization and management ability: good organization and management ability is crucial to the operation and development of the company. As a company that produces borneol derivative products, the company needs to establish an efficient organizational structure and management system to ensure the coordination and cooperation between various departments, and improve work efficiency and production efficiency. Only through the good organization and management ability, can the company achieve the long-term and stable development and the growth of operating income.

Our Research and Development

Nowadays, scientific and technological innovation has provided a strong support for the development of the borneol industry. Through the cooperation with authoritative medical research institutions, experts found that the borneol can promote the division and growth of glial cells, provide two-way regulation and protection to the central nervous system, and restore the activity and cognitive ability of continuous operators for a long time, improve blood circulation in the eyes, enhance the permeability of corneal epithelial cells, and eyesight. It can also protect the brain tissue from damage by improving the oxygen supply of ischemic brain tissue, improving energy metabolism, improving the activity of antioxidant enzymes of brain tissue and inhibiting lipid peroxidation, penetrating the blood-brain barrier and promoting the passage of substances swallowed by cells, increasing the bioavailability and blood concentration of the absorption of insulin through the oral mucosa.

But borneol research and development is a huge and complex system engineering, involving major independent innovation of traditional Chinese medicine enterprises, need experts wisdom and power support and coordination, so JIZHILONG HOLDING GROUP LTD carefully selected management, professional, publicity and guidance, development, equipment, marketing and so on various talent, invited after a think-tank, for borneol development services. In addition, on the basis of the existing "borneol fluid" and other products, JIZHILONG HOLDING GROUP LTD focuses on the development of high-end and ordinary two types of products according to different development paths. Each category of products has high and low prices, so that everyone can afford the borneol products. Over the next three years, JIZHILONG HOLDING GROUP LTD will pass the borneol exosome for kang fist products cities layout, thousand stores, to provide healthy life management services, contribute to social and economic development and human health, to create "borneol", create famous borneol brand, strive to become a borneol characteristic kang industry leader.

Regulatory Environment

JIZHILONG HOLDING GROUP LTD, as a borneol industry company established in the UK, it faces a strict regulatory environment. These regulatory requirements cover food safety, drug regulation, and advertising laws to protect the health and safety of the public. JIZHILONG HOLDING GROUP LTD compliance with these laws and regulatory measures and ensure that its products and services meet the relevant quality standards. Only in this way can JIZHILONG HOLDING GROUP LTD succeed in the UK market and win the trust of consumers.

JIZHILONG HOLDING GROUP LTD compliance with food safety laws and regulatory requirements is required. According to the Food Safety Act, food enterprises must ensure that the food they produce is safe, hygienic, and meets the relevant quality standards. Companies need to obtain a food production license and comply with food safety management systems, such as the HACCP (Hazard Analysis and Critical Control Points) system. In addition, companies also need to conduct regular food safety inspections and audits to ensure that their products meet food safety standards.

JIZHILONG HOLDING GROUP LTD drug regulation also requires compliance with relevant laws and regulatory requirements. Under the Medicines and Healthcare products Regulatory Agency, pharmaceutical companies must obtain the appropriate license to produce and sell drugs. These licenses often need to be critically reviewed and tested to ensure the quality, safety and efficacy of medicines. Companies also need to comply with drug advertising guidelines to ensure that the content is honest, accurate and legal.

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JIZHILONG HOLDING GROUP LTD, it also need to comply with British advertising laws. According to the Advertising Standards Authority, advertising must be honest, accurate, and legal. The advertisement shall not contain false or misleading information, so as not to mislead consumers. In addition, advertising needs to comply with specific industry guidelines, such as food and drug advertising guidelines, to ensure that advertising content meets industry standards.

In addition to the above legal requirements, the JIZHILONG HOLDING GROUP LTD must comply with other relevant regulatory measures. For example, JIZHILONG HOLDING GROUP LTD may require a specific license or certification, such as a food production license or a drug manufacturing license. These licenses often require the company to meet a range of specific requirements, such as compliance with equipment and facilities, employee training and qualifications, etc.

In addition, the JIZHILONG HOLDING GROUP LTD needs to conduct regular inspections and audits to ensure that it meets regulatory requirements. These inspections and audits are usually conducted by government agencies or third parties to assess the company's compliance and quality standards. If violations or quality problems are found, the company may face consequences such as fines, product recalls or legal proceedings.

In short, the UK-based JIZHILONG HOLDING GROUP LTD faces a strict regulatory environment. These regulatory requirements cover food safety, drug regulation, and advertising laws to protect the health and safety of the public. JIZHILONG HOLDING GROUP LTD compliance with these laws and regulatory measures and ensure that its products and services meet the relevant quality standards. Only in this way can JIZHILONG HOLDING GROUP LTD succeed in the UK market and win the trust of consumers.

Since JIZHILONG HOLDING GROUP LTD products also need to open up the international market and improve their international market position in the borneol industry, we should also pay attention to the government control system of other countries:

The US government controls the borneol companies: the US government regulates the borneol companies through antitrust laws and anti-competition regulations. For example, the Federal Trade Commission (FTC) and the Department of Justice will investigate companies suspected of monopolistic practices and take legal action to protect market competition. The U. S. government uses patent law and copyright law to protect the intellectual property of borneol companies. These laws ensure that companies can enjoy exclusive rights to their innovations and research and development results, and prevent others from making unauthorized use of their intellectual property rights. The U. S. government has set up several regulators to oversee the operations of companies in the borneol industry. For example, the US Food and Drug Administration (FDA) oversees the pharmaceutical industry, while the US Securities and Exchange Commission (SEC) regulates the financial sector.

The Chinese government's control system for borneol industry companies: The Chinese government implements the industry access licensing system for the establishment and operation of borneol industry companies. The company needs to obtain the approval and permission from the relevant departments to operate legally. The Chinese government formulates industrial policies to guide and support the development of the borneol industry. For example, the government provides tax incentives, subsidies and loan support to promote innovation and development in the industry. The Chinese government has set up several regulators to oversee the operations of companies in the borneol industry. For example, the State Food and Drug Administration (CFDA) is responsible for regulating the pharmaceutical industry, while the State Administration for Market Regulation is responsible for regulating market competition.

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The Australian government's control system of borneol companies: The Australian government regulates borneol companies through antitrust laws and anti-competition regulations. The Australian Competition and Consumer Council (ACCC) oversees market competition and takes legal action to combat monopolistic practices. The Australian government strictly regulates the environmental impact of companies in the borneol industry. The company needs to comply with environmental protection regulations to ensure that its production and operation activities do not cause serious environmental impacts. The Australian government has set up several regulators to oversee the operations of companies in the borneol industry. For example, the Australian Medicines Agency (TGA) oversees the pharmaceutical sector, and the Australian Securities and Investment Commission (ASIC) regulates the financial sector.

The control system of the Russian government on the borneol industry companies: The Russian government implements a licensing system for the establishment and operation of the borneol industry companies. The company needs to obtain the approval and permission from the relevant departments to operate legally. The Russian government implements the nationalization policy in the borneol industry, and controls and manages the important resources and production capacity of the industry through state-owned enterprises. The Russian government has set up several regulators to oversee the operations of companies in the borneol industry. For example, the Russian Federal Anti-monopoly Bureau is responsible for regulating market competition, and the Russian Federal Drug Administration is responsible for regulating the pharmaceutical industry.

Production Capacity

At present, the company is in the forefront of the industry in the base area of its own and joint planting. With 18,648,000 square meter core area of the borneol planting base. It has formed an industrial layout of seedling base cultivation, planting, raw material extraction, product research and development, deep processing, sales and brand construction, with nearly 20 single products of multi-series products and multi-efficacy products. borneol industry is an emerging development industry, industry brands are few and scattered, no oligarchic companies. At present, the scale of the company is the first in the industry, but it still needs to continue to innovate, introduce high-tech technology, and enhance its core competitiveness, in order to become a benchmark brand in the big health industry in the scale, brand awareness and product quality in the future.

Our Marketing and Sales

We adopt thousands of stores chain model; store partner model, joint consumption membership model. The company sets up operation investment center and headquarters base, headquarters base covers an area of more than 4,000 square meters, with exhibition hall, physical examination center, office area, borneol College, warehousing and logistics and other functions. The company takes the extraction technology of exosomes as the high-tech product, integrates product research and development and market sales as the breakthrough point, carries out the sales layout of borneol market, and plans and builds thousands of borneol experience center chain through the marketing center.

We will also take borneol natural borneol, essential oil, source liquid and deep processing of borneol health series products as the fist, community health care as the main line, the business thinking and industrial planning of thousands of stores chain, to build "borneol capital" city name card, create a well-known brand of borneol brand, and is committed to becoming the leading enterprise in the borneol industry.

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We sell our products mainly through independent distributors and to a lesser extent to other wholesalers and individual consumers. We see sales to independent distributors as our most important distribution channel. In accordance with our independent distribution model, in agreement with independent distributors, we grant local distributors the exclusive right to sell our products and provide after-sales service within designated geographical areas. Independent distributors must comply with our product distribution policies and procedures under sales agreements and / or arrangements with us. Independent distributors buy our products at wholesale price, pay for the products before shipment, and then sell our products to their retail customers. After we sell to independent distributors, products cannot be returned or refunded whether our independent distributors can sell all the products they buy from us, but defective products can be returned and refunded. We do not pay sales commissions or other remuneration to our independent dealers, but we can reimburse our independent contractors for special promotional activities.

Our independent dealers are usually small business owners and entrepreneurs who believe in our products and hope to earn income by building their own businesses. Many of our independent distributors are attracted by the opportunity to sell our unique natural borneol products without significant start-up costs. Most of our independent distributors have established their own retail distribution channels, including selling our products to their regional level distributors, other businesses such as beauty salons and pharmacies as well as individual consumers. While not obligated to do so, we actively support our dealers by the voluntary provision of marketing materials, well-managed fulfillment systems, and Borneol-related health and healthcare education and training programs.

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BUSINESS

Our Mission

Our corporate mission is to develop the borneol industry and build the borneol brand. Borneol is a kind of precious Chinese herbal medicine, with a variety of medicinal values and health care effects. We are committed to maximizing the medicinal value of the borneol through scientific research and technological innovation, and to contribute to people's health and happiness.

First of all, we will devote to the development of the borneol industry. Borneol is a kind of plant growing in specific areas, and its growth environment and growth cycle have an important influence on its medicinal value. We will optimize the growth environment of the borneol and improve its yield and quality through scientific planting and management technology. At the same time, we will also study the planting technology of borneol, and explore more efficient planting methods to meet the market demand.

Secondly, we will focus on the research and development of the borneol. Borneol has a variety of medicinal values, including anti-inflammatory, antibacterial, antioxidant and other effects. We will invest a lot of resources in scientific research, deeply explore the pharmacological effects and mechanisms of borneol, and find more application fields. We will cooperate with scientific research institutions and experts to jointly carry out the research and development of the borneol, so as to provide more healthy choices for people.

At the same time, we will also pay attention to the innovation and promotion of borneol products. As a kind of Chinese herbal medicine, borneol is used in various forms, including medicinal materials, medicines, health care products, etc. Through technological innovation and market research, we will develop more kinds of borneol products to meet the needs of different consumers. We will pay attention to the quality and safety of products to ensure the efficacy and efficacy of borneol products. At the same time, we will also strengthen brand promotion and marketing to improve the awareness and reputation of the brand.

Finally, we will pay attention to corporate social responsibility. As an enterprise committed to the development of the borneol industry, we will actively participate in social welfare undertakings and give back to the society. We will focus on the development of poor areas and help local farmers improve their planting techniques and income levels. We will also carry out a popular science campaign to improve the public's understanding and understanding of the borneol. We will actively participate in the environmental protection work, protect the borneol growth environment, and promote the sustainable development.

In short, our corporate mission is to develop the borneol industry and build the borneol brand. Through scientific research and technological innovation, we will optimize the growth environment of borneol, study the pharmacological effect and mechanism of borneol, develop more kinds of borneol products, promote the brand of borneol, and give back to the society. We will take people's health and happiness as our own responsibility, and strive to achieve the sustainable development of the borneol industry.

Overview

JIZHILONG HOLDING GROUP LTD is a company developing the whole industry chain of Borneol. JIZHILONG HOLDING GROUP LTD, the seedling base cultivation, planting, raw material extraction, product research and development, deep processing, sales and brand construction are all-round development. After the epidemic, JIZHILONG HOLDING GROUP LTD began to focus on the construction and operation of investment center and headquarters base, headquarters base plans to cover an area of more than 4,000 square meters, with exhibition hall, physical examination center, office area, Borneol College, warehousing and logistics and other functions. The company takes the research and development and marketing of Borneol products as the breakthrough point, carries out the global market sales layout of Borneol, and plans to build thousands of Borneol experience center chain worldwide. In the next three years of 2026, the company will provide healthy life management services for the health industry, provide healthy life management services for the whole people, and make contributions to the social and economic development and human health.

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The company adopts the management business model of "government + company + base + cooperative + farmers"; based on the large-scale operation, the means of health and win-win cooperation as the values, with the whole industrial chain and modern production base of the seedling cultivation, breeding, cultivation, biological extraction, logistics, storage and transportation, a number of technical products have filled the gaps in the industry.

At present, the company has established a perfect self-inspection and self-control quality management system, and the products are exported to all over the world. At the same time, the company's well-known universities have established long-term cooperation, and the world famous experts in the field have participated in the research and development of a series of products such as borneol camphor biological extraction, and achieved a number of scientific research achievements. The company makes every effort to build the "capital of borneol", establishes a well-known borneol brand, and strives to become a leading enterprise in the borneol characteristic health industry.

Our Competitive Strengths

We believe that we have the following strengths that are the key to our past success and future growth:

(1) Limited market share: JIZHILONG HOLDING GROUP LTD is a relatively new company. Compared with some competitors that have established strong brand influence and market share, the company's market share has further increased unprecedented. That could limit the company's short-term sales and revenue growth.Borneol-centric products and health sciences. Except for a few products, all of our products contain borneol components. With our extensive experience, we use borneol-centered nutrition science and traditional TCM theory as the basis of our product formulation. Our products focus on the health benefits of borneol ingredients and are balanced with other types of plants, minerals and herbs.

(2) Limited market share: JIZHILONG HOLDING GROUP LTD is a relatively new company. Compared with some competitors that have established strong brand influence and market share, the company's market share has further increased unprecedented. That could limit the company's short-term sales and revenue growth.Internal production capacity. All of our borneol incense, borneol essential oil, borneol stock, borneol pillow (all of which are our core products) are produced in the original base or specialized factory. Among the products produced by the company, the borneol stock solution series is recognized as the leader in the field of borneol products in the highly competitive stock solution market with its advanced extraction technology and equipment, and our borneol products have won many awards and recognition.

(3) Limited market share: JIZHILONG HOLDING GROUP LTD is a relatively new company. Compared with some competitors that have established strong brand influence and market share, the company's market share has further increased unprecedented. That could limit the company's short-term sales and revenue growth.Effective distribution channels. We use multiple distribution methods to sell our products around the globe. The vast majority of our sales are done through independent dealers. We believe our distribution model is the most appropriate way to market and sell our products because it utilizes the resources and personal connections between our authorized independent distributors and their retail customers. This sales model helps to strengthen consumer education on product health benefits and gather feedback to improve our products. Due to the retail customer base of distributors, this is also an effective advertising channel for our products.

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(4) Limited market share: JIZHILONG HOLDING GROUP LTD is a relatively new company. Compared with some competitors that have established strong brand influence and market share, the company's market share has further increased unprecedented. That could limit the company's short-term sales and revenue growth.Experienced management team. Our management team is led by Ms.Jing Li, the chairman. She has been engaged in enterprise management and operation for many years and has rich experience in business operation. She is good at planting technology, scientific research and development, market strategic layout and capital operation. Mr.Jianqun Yi, one of our founders, has a long-term health consultant and company operation management career, and has rich practical experience in enterprise planning, operation and other fields.perennial serve in enterprise management, company operation, venture capital institutions, entity enterprises, etc., and participate in many enterprise health consulting, business contact, investment attraction, etc. In addition, other members of our senior management team have extensive experience in their areas of focus, including manufacturing, marketing and sales, operations, financial management, and cross-border business development.

Our Opportunities

In today's global situation, we have independent research and development of products and raw materials production base, so that we can obtain more development opportunities.

First, globalization provides us with a broader market for borneol products and services. With the increase of global trade and the strengthening of international economic ties, we can sell our own products to more countries and regions. This means that we can expand our customer base and increase our sales. In addition, globalization also provides us with more opportunities to cooperate with international partners, which is conducive to jointly develop new markets and products and achieve the purpose of win-win cooperation.

Second, globalization provides us with more supply chain advantages. We have independent research and development products and raw materials production base, can better control the quality and cost of products. By establishing a global supply chain network, we can manage more effectively the procurement and production process of raw materials and ensure the timely delivery of products. In addition, we can take advantage of globalization to find more competitive suppliers and partners to reduce costs and improve efficiency.

Third, globalization provides us with more opportunities for innovation. We have the ability to develop our own products, and can continue advanced technologies and ideas around the world, so as to launch new products and technologies. Globalization allows us to work together with experts and research institutions from different countries and regions. Such transnational cooperation can not only accelerate the speed of innovation, but also bring us more innovative ideas and ideas.

Fourth, globalization provides us with more opportunities for international brands. By promoting and selling products worldwide, we can build an international awareness and brand image. This will help us to gain more recognition and trust in the international market and further expand our market share. In addition, we can also take advantage of the opportunity of globalization to cooperate with our brands with other internationally renowned brands (such as Gucci, Hermes, etc.) to jointly launch co-brand products and further enhance the brand value.

Fifth, globalization has provided us with more international talent opportunities. As the company expands in the international market, we need more talents with an international vision and cross-cultural communication skills. Globalization enables us to attract and retain excellent talents from different countries and regions, and provide strong human resources support for the development of the company.

To sum up, we have independent research and development products and raw materials production base, facing many international opportunities in today's global situation. By exploiting these opportunities, companies can achieve sustained growth and development by expanding their market, optimizing their supply chain, accelerating innovation, building international brands and attracting international talent.

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Our Weaknesses

JIZHILONG HOLDING GROUP LTD as a company focusing on borneol products and services, it is an emerging technology company and has some weaknesses with the characteristics of the borneol industry, which may have a negative impact on the long-term development and competitiveness of the company. Here are some of the weaknesses that we may face:

(1) Limited market share: JIZHILONG HOLDING GROUP LTD is a relatively new company. Compared with some competitors that have established strong brand influence and market share, the company's market share has further increased unprecedented. That could limit the company's short-term sales and revenue growth.

(2) Lack of brand recognition: Since JIZHILONG HOLDING GROUP LTD is an emerging company, there is still room for improvement in its brand recognition. This means that consumers have a limited understanding of the company's products and brands, and may affect their purchasing decisions about the company's products. Building a strong brand recognition in the market takes time and resources, which can be a challenge for an emerging company.

(3) Limited product innovation ability: Although JIZHILONG HOLDING GROUP LTD is a company focusing on borneol products and services, the company's products also face a lack of unique functions and characteristics, and cannot be distinguished from competitors' products. This may limit the competitiveness of companies in the market and make it difficult to attract consumers' attention and desire to buy.

(4) Supply chain management challenges: JIZHILONG HOLDING GROUP LTD will also face the challenges of supply chain management. JIZHILONG HOLDING GROUP LTD’s products may need to be purchased from different suppliers, which may lead to instability in the supply chain and delayed delivery problems. This can affect the company's ability to deliver products and negatively affect customer satisfaction.

(5) Risks of relying on a specific market: JIZHILONG HOLDING GROUP LTD may rely on sales in a specific market. If a recession or other disadvantage occurs in the market, the company's sales and revenue could be severely affected. We will consider expanding our market share and reducing our dependence on specific markets to mitigate this risk.

(6) Lack of professional talents: JIZHILONG HOLDING GROUP LTD may face the problem of lack of professional talents. If we don't have enough technicians and marketers to support the company's business development, this may limit the company's ability to innovate and market competitiveness.

(7) Financial pressure: JIZHILONG HOLDING GROUP LTD as an emerging company, it may face financial pressure. Companies may need to invest significant amounts of money to support product development, marketing, and sales activities. If the company cannot obtain sufficient financial support, it may affect the normal operation and development of its business.

In short, once JIZHILONG HOLDING GROUP LTD faces more weaknesses, it may have a negative impact on the long-term development and competitiveness of the company. However, these weaknesses can be overcome to some extent, by strengthening brand building, improving product innovation, improving supply chain management, strengthening sales and marketing strategies, recruiting professionals and finding financial support.

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Our Threats

We may face the following threats at the operational and development level:

(1) Market competition: With the gradual increase of the research and application of the borneol, more enterprises may enter the borneol industry and increase the pressure of market competition. Other companies may develop similar products that offer more options to consumers and posing a threat to our market share.

(2) Regulatory restrictions: The research and development and sales of herbal products are restricted by national and regional regulations. The Borneol industry company needs to comply with the relevant regulations and standards to ensure the quality and safety of its products. If there are regulatory changes or new restrictive measures, they may adversely affect our business operations and development.

(3) Technological innovation: The continuous progress and innovation of science and technology may bring new challenges to the borneol industry. New technologies may change the way the borneol is extracted and applied, making the traditional borneol products uncompetitive. We need to pay close attention to the trend of science and technology, adjust and update our technology and products in time.

(4) Brand building: As a Chinese herbal medicine, Borneol has a relatively low brand awareness. We need to strengthen brand building and promotion to improve consumers' awareness and trust of borneol products. If we do not pay enough attention to brand building, we may be other competitors to seize market share.

(5) Changes in market demand: consumers' needs and preferences may change over time. We need to pay close attention to the changes in market demand, timely adjust product research and development and promotion strategies to meet the needs of consumers. If we fail to adapt to the changes in market demand in time, it may lead to a decline in product sales.

(6) Environmental protection: The growth environment of borneol is very important for yield and quality. With the aggravation of environmental pollution and damage, the growth environment of the borneol may be threatened. We need to strengthen the awareness of environmental protection, actively participate in environmental protection work, to ensure the sustainable development of borneol.

In short, in the process of business operation and development, we may face threats such as market competition, legal restrictions, technological innovation, brand building, changes in market demand and environmental protection. In order to deal with these threats, the borneol industry company needs to constantly improve its competitiveness, strengthen research and development and innovation ability, optimize product quality and safety, actively participate in marketing and brand building, pay attention to the changes in market demand, strengthen environmental protection, so as to realize the sustainable development of the borneol industry.

Our Strategies

We plan to prepare for the preparation period for the enterprise in 2022. Completed the ecological strategic layout of Borneol industry and the construction of the digital technology system platform.

It is planned to complete the investment promotion, expansion, financing and acquisition work in 2023. Enter JIZHILONG HOLDING GROUP LTD industrial ecological platform to consolidate the raw material supply chain system of 18,648,000 square meter; use extraction technology to develop independent brand external body borneol products; agent brand products in domestic market to expand sales and build chain organization, to open up the sales channel of natural borneol raw material for international foreign trade. Start the nasdaq listing process, acquire planting bases and other upstream and downstream industrial bases.

It plans to complete the bell trading in 2024. Complete the protection of international patent intellectual property rights of independent brands; expand the domestic market sales of independent brand products; improve the online and offline chain institutions of JIZHILONG HOLDING GROUP LTD; finance and acquire the upstream and downstream enterprises of industrial chain planting base, and form the core value system of profit. Help other enterprises to create customized enterprise independent brand products; NASDAQ listing bell.

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It plans to complete the brand layout and enter the international market in 2025. Borneol private brand products enter the international market; financing, merger and acquisition, help more other enterprise brands to enter the international trade market; form the largest digital Borneol product agent retail platform.

Our Products and Services

Borneol, also known as natural borneol, has high medicinal value and health function, is also one of the five incense, the first of the medicine. As early as more than 2000 years ago, has been with gold crown, elephant teeth, price than gold, effect wins musk. Natural borneol quantity is very rare, the medicinal value of borneol recorded since ancient records, the borneol ten effects of body health function: one is soothing the heart and benefiting the brain, the second is detoxification and beauty enhancement, three is awakening and calming the mind, four is anti virus and anti infection, five is removing heat and nourishing the lungs, six is tonifying vital energy, seven is repel foulness, eight is apoptotic cancer cells, nine is to solve the problem of skin, ten is facial features care, so around the world and the government attaches great importance to. The world's major medical powers have carried out a lot of modern pharmacological research on the borneol, and the American medical research shows that "the borneol is the strange thing of health care". The German Cancer Research Center from the most basic molecular research to the clinical treatment of cancer, they developed the "borneol anti-cancer agent", for the prevention and treatment of cancer has a special curative effect. A health care environment research institute in Japan found that the borneol contains anti-cancer substances. Experts agree that: in today's various chemical additives for the disaster of human health situation, the development of borneol is the gift of god, the Gospel of human borneol will in the field of human health care from unknown, to known, to know, will be in health, beauty, epidemic prevention and treatment of difficult diseases make a new contribution.

Under the promotion of the environment, JIZHILONG HOLDING GROUP LTD is committed to the research of borneol products, and has a number of advanced technologies, dedicated to the development of a variety of borneol series products, roughly listed as follows:

(1) Borneol incense series: used for incense incense, one from animals, such as musk; one from plants, flowers, fruits, stems, leaves, roots, such as borneol incense. In ancient times, the fumigation method was mainly burning incense and natural distribution, so the spices used for fumigation were mostly solid, with very little liquid, or although there was liquid in the extraction process, it was limited by the fumigation method, and finally imped in the incineration solid carrier. The modern incense smoked essential oil is divided into different unilateral varieties from its efficacy, such as awakening, calming, physiotherapy, insect repellent, etc. In professional physiotherapy, several single essential oils may be used into compound varieties according to the needs to achieve different physiotherapy effects. Therefore, in the borneol incense developed by JIZHILONG HOLDING GROUP LTD, it not only retains the ancient production process, but also has the incense essential oil with modern technology to meet the needs of different groups and occasions, and JIZHILONG HOLDING GROUP LTD has a strong aroma and little smoke.

(2) Borneol fragrance box series: fragrance box is the predecessor of sachets, as the name suggests, is made of jade, metal and other materials specially used for serving rice fragrance small box. The literati pay attention to elegance and interest. When reading and writing in the study, playing the piano, playing tea and playing chess, burning a furnace of incense can not only add elegance and interest, but also purify the indoor air. Therefore, the series developed by JIZHILONG HOLDING GROUP LTD meets the needs of literati.

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Borneol stock solution series: Borneol stock solution is also known as natural borneol, Is the plant essence of borneol camphor, Is a precious natural spice and medicine, Made from the fresh branches and leaves of the borneol camphor tree, With many medicinal effects:

Ⅰ. Apoptotic cancer cells (borneol can induce apoptosis of nasopharyngeal carcinoma, lung cancer, thyroid cancer, breast cancer cells);

Ⅱ. Comfortable benefit brain (Smell borneol can relieve chest tightness, angina pectoris, headache, Prevention of Alzheimer's disease);

Ⅲ. detoxification and beauty (Smell Borneol straight into the heart and lung, Dispoison gas and turbid gas outside the body, Blood live pox hair, Meridian channels);

Ⅳ. Awakening and calming the mind (Dual regulation of the central nervous system, Wake up and calm the mind);

Ⅴ. Antivirus, anti-infection (borneol antiviral, anti-infection, Prevent respiratory diseases);

Ⅵ. Slow down fever (Smell Borneol or apply it to Daui (neck), Pulmonary point (both sides of the spine), Can reduce the fever);

Ⅶ. Vitality (Smelling Borneol is greatly beneficial to vitality, Enhance human immunity);

Ⅷ. Avoiding filth (borneol in the room, Can prevent and block the damage of the disease in the air on the human body);

Ⅸ. Solve skin problems (borneol used for skin, Can relieve analgesia, relieve itching, swelling, stasis, acne, muscle, bacteriostasis);

Ⅹ. Facial nursing (borneol solution nursing facial features, It can be used for dry eye disease, pinkeye, rhinitis, oral ulcer, gingival swelling and pain, deafness, otitis media, etc.).

(3) Borneol pillow: JIZHILONG HOLDING GROUP LTD through new technology, the natural borneol is placed above the pillow core, as long as people sleep through breathing, can let the borneol volatilize, to achieve the purpose of health. Because the borneol has the functions of removing disease, brain awakening, mosquito repellent, mites, filth, antibacterial, anti-inflammatory, analgesic and so on, the borneol pillow is suitable for insomnia, chronic pharyngitis, rhinitis, diabetes complications, neck and shoulder pain, arteriosclerosis, poor resistance, easy to catch a cold, like to drink and often drive people.

In the future, JIZHILONG HOLDING GROUP LTD will also combine the different needs of consumer groups, and continue to research and innovate more series of products, so as to make borneol famous all over the world, so that everyone can use borneol products.

Our Business Model

(1) Industrialization: forming an industrialization-scale supply chain raw material base, According to the current core planting area of 18,648,000 square meter, In the next three years, this, Will break through the 33,300,000 square meter of planting area and the formation of a thousand mu of seed and seedling base, To meet the surging market demand, Form the largest large-scale raw material base; In the big health industry chain ushered in a new transformation opportunity and a new era of innovation and reform, As the impact of the epidemic fades and the policy side recovers, Big data and artificial intelligence technologies continue to deepen the empowerment of many big health industries, Combining a series of breakthroughs in technology, digitalization and life science innovation, The potential of the health industry will be fully unleashed.

(2) Branding: With the continuous improvement of people's health needs, the health industry has entered the era of high-quality development, and the scale of the health market is growing, which will generate many popular health brands among the people. The company will give full play to the absolute advantages of natural borneol raw materials and products, in the same industry, the use of the Nobel Prize-winning exosome extraction technology, the product quality to a new height, create more high-tech products, constantly build the brand, strengthen the brand power, maintain the sustainable development and core competitiveness advantage.

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(3) Internationalization: " The medical and health industry is undergoing profound changes. Every subject in the industry needs to follow the development trend of the internationalization of the industry and have the courage to innovate to seize the opportunities."The company will take advantage of the opportunity of raw material shortage in the natural borneol global market, expand international foreign trade channels, consolidate the source position of high-quality global raw material supply chain, and continuously expand the market scale and market sales share.

(4) Capitalization: From the perspective of investment and financing of the medical and health industry, the number of global medical and health investment and financing events in 2022 has reached a record high, and the popularity of capital has increased compared with the same period. Biomedical tens of millions of dollars of financing leading advantage, digital health start-ups performance attention. The company will also use the capital tools to start the listing process, use the capital tools to accelerate the development and take-off of the company, and form a leading enterprise in the industrial chain.

(5) Sales channel: regional agency; internal introduction of the marketing system (introduction of the company's contacts, franchisees, partners, students, etc.); the company uses the new media network platform to promote (Twitter, Insgram, TikTok, etc.).

(6) Promotion mode: chain mode of thousands of stores; partnership mode of stores and joint consumer membership mode. The company sets up operation investment center and headquarters base, headquarters base covers an area of more than 4,000 square meters, with exhibition hall, physical examination center, office area, Borneol College, warehousing and logistics and other functions. The company takes the extraction technology of exosomes as the high-tech product, sets product research and development and market sales as the breakthrough point, carries out the sales layout of Borneol market, and plans and builds thousands of borneol experience center chain through the marketing center.

The company will also take borneol natural borneol, essential oil, source liquid and deep processing of borneol health series products as the fist, the main line, the business thinking and industrial planning of thousands of stores chain, to build "borneol capital" city name card, create a well-known brand of borneol brand, and is committed to becoming the leading enterprise in the borneol industry.

Competition

We compete with international manufacturers, distributors and marketers of natural borneol products. The natural borneol products industry is highly fragmented, and the sales competition for these products comes from multiple sources. Many of our competitors have better brand awareness, longer business history, larger business scale, more diverse products, wider distribution channels and more financial resources than we do. We are currently unable to accurately estimate the total number or size of competitors. We compete with large and well-known companies at home and abroad in the natural borneol product market. We plan to make good use of the advantages of natural borneol characteristic products, research and development capabilities, advanced production technology and equipment to compete with other enterprises.

The future competitive position of our products and manufacturing technologies may depend on the following factors: the continued acceptance of our products by our customers and consumers, We have the ability to continue to produce high-quality products at competitive prices, Our ability to protect our patents, proprietary technology and the proprietary rights of proprietary technology, Our ability to successfully diversify our products, Our expansion capabilities, Our ability to attract and retain qualified talent, Impact of any future national government regulations on our products and business, Results and publicity of product safety and performance studies conducted by research institutions and government agencies, The continued growth of global natural borneol products and other industries in which we compete, Our ability to respond to changes within the industry and to consumer needs.

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Our Marketing and Sales

We adopt thousands of stores chain model; store partner model, joint consumer membership model.

The company sets up operation investment center and headquarters base, headquarters base covers an area of more than 4,000 square meters, with exhibition hall, physical examination center, office area, Borneol College, warehousing and logistics and other functions. The company takes the extraction technology of exosomes as the high-tech product, integrates product research and development and market sales as the breakthrough point, carries out the sales layout of Borneol market, and plans and builds thousands of borneol experience center chain through the marketing center.

The company will also take borneol natural borneol, essential oil, source liquid and deep processing of borneol health series products as the fist, the main line, the business thinking and industrial planning of thousands of stores chain, to build "borneol capital" city name card, create a well-known brand of borneol brand, and is committed to becoming the leading enterprise in the borneol industry.

Our Customer Base

Our company's products are mainly aimed at women aged 25-35. Women in this age group are under the dual pressure of career and family, and they need a product that can help them relax and relieve stress. In our product line, the series products have become loyal users of women in this age group.

Borneol fumigation series is a product that improves physical and mental health through incense fumigation therapy. Incentherapy is a therapy that stimulates the human senses through aroma and then affects people's mood and physical health. The fragrant smoked essential oil in the series of products is extracted from natural plants, which has the effects of relieving pressure, promoting sleep and improving emotions. These products can not only help women aged 25 to 35 to relieve work and life stress, but also improve their quality of life.

In addition to the consumers aged 25-35, our products are also aimed at the consumers aged over 45, mainly the sub-health conditions of the middle-aged and elderly. With the growth of age, the function of the human body gradually decline, and the middle-aged and elderly people are prone to sub-health state, such as insomnia, anxiety, memory decline and other problems. Our products are developed for these problems to improve the sub-health status of middle-aged and elderly people through incense therapy.

For the middle-aged and elderly people, our products are mainly focused on improving their quality of life. Incentherapy can help middle-aged and elderly people relieve anxiety and stress, promote sleep, and improve memory and attention. Our products also add some ingredients suitable for middle-aged and elderly people, such as lavender, rosemary, etc. These ingredients have anti-oxidation, anti-aging effect, and can help middle-aged and elderly people to maintain health and vitality.

Our company's products are not only a consumer product, but also a way to focus on the health of the consumer. We are committed to developing more products suitable for people of different ages to help them improve their physical and mental health and improve their quality of life. The main reasons for consumers to purchase our products or services are as follows:

(1) Natural borneol series products make up for the weakness of general quality and effect of similar products in the market. Most of the similar products in the global market are synthetic raw materials.

(2) Through the borneol series products, human sub-health conditions can be improved at any time in most scenes and time periods.

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(3) Employment demand - For college students' entrepreneurship and employment, the company recommends them to the agents in the franchise area for cooperation and promotion, and win-win development.

(4) With the improvement of people's living standards, the desire to improve their own health and physique.

In the future, we will continue to increase research and development efforts, and constantly launch more innovative products to meet the needs of consumers of different ages. We believe that through our products, we can help more people to improve their physical and mental health and enjoy a better life. We will always adhere to the consumer as the center, and constantly improve the product quality and service level, to bring better experience for consumers.

Our Quality Control

JIZHILONG HOLDING GROUP LTD is a company focused on the production and sale of borneol products. Borneol is a natural plant extract with a variety of medicinal and health functions. To ensure product quality and safety, JIZHILONG HOLDING GROUP LTD requires rigorous quality control analysis.

First, we will establish a sound quality management system. This includes the development of quality management manuals, quality management procedures and work instructions to clarify the objectives and requirements of quality management. At the same time, we will also establish a quality management department, responsible for the organization and implementation of quality management.

Second, we will develop a strict raw material procurement and supplier management system. The quality of the raw materials directly affects the quality of the final product. We will, as always, choose reliable suppliers and establish long-term and stable partnerships with them. For each batch of raw materials, we will conduct strict inspection and testing to ensure that they meet the quality standards and safety standards.

Third, we will establish a sound production process and process control system. This includes the development of detailed production process procedures and operating procedures to ensure that each production link can be conducted in accordance with the regulations. At the same time, we will also establish a strict process control points and monitoring points, to monitor and control the key links, to ensure the stability of product quality.

Fourth, we should conduct strict product inspection and testing. Establish a sound product inspection and testing system, including raw material inspection, intermediate product inspection and final product inspection, etc. For each batch of products, we will conduct a comprehensive inspection and testing to ensure that they meet the quality standards and safety standards.

Fifth, we will establish a sound quality record and traceability system. We will make detailed records of each batch of products, including raw material purchase records, production records, inspection records, etc. At the same time, we will also establish a product traceability system, which can be traced to the production process and raw material source of each product. Once quality problems occur, the production situation can be traced immediately, to confirm whether the same batch of products have the same quality problems, so as to take timely remedial measures to reduce the loss of the company.

Sixth, we will continue our quality improvement and quality training. Conduct regular quality management review, analyze the causes of quality problems, and formulate improvement measures. At the same time, we will also provide quality training for employees to improve their quality awareness and skills, so as to improve the company's comprehensive innovation ability.

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Seventh, we will establish a sound customer complaint handling and after-sales service system. Establish a customer complaint handling process, timely handle customer complaints, and take measures to prevent similar problems from happening again. At the same time, we will also provide high quality after-sales service, to answer customer questions and questions.

To sum up, we will establish a perfect quality control analysis system, including quality management system, raw material procurement and supplier management system, production process and process control system, product inspection and testing system, quality record and traceability system, quality improvement and quality training, customer complaint handling and after-sales service system, etc. Through these measures, we can further ensure the quality and safety of our company's products, improve customer satisfaction, and enhance the market competitiveness.

Warranty and After Sales Services

JIZHILONG HOLDING GROUP LTD is a company focused on the production and sale of borneol products. To become a well-known brand, JIZHILONG HOLDING GROUP LTD must attach great importance to both warranty and after-sales service, to provide consumers with high-quality products and quality service.

First of all, we pay great attention to the product warranty aspect. We will provide a free warranty for each borneol product for a reasonable period. During the warranty period, if the product has any quality problems, consumers can repair and replace the new product free of charge. In addition, we will provide additional extended warranty services as appropriate, and consumers can choose to buy according to their own needs. This warranty policy effectively guarantees the rights and interests of consumers, so that consumers can buy borneol products more assured.

Secondly, we are also excellent in the after-sales service. We will set up a special after-sales service center, to provide consumers with a full range of after-sales support. Whether it is the problem consultation in the use of products, or the application of after-sales service, consumers can contact the after-sales service center through telephone, email or online customer service. The staff of the after-sales service center have been professionally trained to provide timely and accurate answers and help. For some products that need to be repaired or replaced, we also provide door-to-door maintenance services to facilitate consumers to solve problems.

In addition, we will regularly organize after-sales service training to improve the professional level of after-sales service personnel. We pay attention to cultivating the skills and service awareness of after-sales service personnel, so that they can better meet the needs of consumers. At the same time, we also collect consumer feedback through customer satisfaction survey and other ways, and constantly improve the quality of after-sales service.

In conclusion, we perform well in the warranty and after-sales service. We will provide a reasonable period of free warranty period, and provide additional extended warranty services, effectively protect the rights and interests of consumers. After-sales service center provides consumers with a full range of after-sales support, including problem consultation, application for after-sales service, etc. Our company pays attention to the training and improvement of after-sales service personnel, and constantly improve the quality of after-sales service. Through these measures, we can provide consumers with high-quality warranty and after-sales service, and have won the trust and praise of consumers, so as to expand our market share.

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Government Regulation

JIZHILONG HOLDING GROUP LTD as a borneol industry company established in the UK, it faces a strict regulatory environment. These regulatory requirements cover food safety, drug regulation, and advertising laws to protect the health and safety of the public. JIZHILONG HOLDING GROUP LTD compliance with these laws and regulatory measures and ensure that its products and services meet the relevant quality standards. Only in this way can JIZHILONG HOLDING GROUP LTD succeed in the UK market and win the trust of consumers.

JIZHILONG HOLDING GROUP LTD compliance with food safety laws and regulatory requirements is required. According to the Food Safety Act, food enterprises must ensure that the food they produce is safe, hygienic, and meets the relevant quality standards. Companies need to obtain a food production license and comply with food safety management systems, such as the HACCP (Hazard Analysis and Critical Control Points) system. In addition, companies also need to conduct regular food safety inspections and audits to ensure that their products meet food safety standards.

JIZHILONG HOLDING GROUP LTD drug regulation also requires compliance with relevant laws and regulatory requirements. Under the Medicines and Healthcare products Regulatory Agency, pharmaceutical companies must obtain the appropriate license to produce and sell drugs. These licenses often need to be critically reviewed and tested to ensure the quality, safety and efficacy of medicines. Companies also need to comply with drug advertising guidelines to ensure that the content is honest, accurate and legal.

JIZHILONG HOLDING GROUP LTD, it also need to comply with British advertising laws. According to the Advertising Standards Authority, advertising must be honest, accurate, and legal. The advertisement shall not contain false or misleading information, so as not to mislead consumers. In addition, advertising needs to comply with specific industry guidelines, such as food and drug advertising guidelines, to ensure that advertising content meets industry standards.

In addition to the above legal requirements, the JIZHILONG HOLDING GROUP LTD must comply with other relevant regulatory measures. For example, JIZHILONG HOLDING GROUP LTD may require a specific license or certification, such as a food production license or a drug manufacturing license. These licenses often require the company to meet a range of specific requirements, such as compliance with equipment and facilities, employee training and qualifications, etc.

In addition, the JIZHILONG HOLDING GROUP LTD needs to conduct regular inspections and audits to ensure that it meets regulatory requirements. These inspections and audits are usually conducted by government agencies or third parties to assess the company's compliance and quality standards. If violations or quality problems are found, the company may face consequences such as fines, product recalls or legal proceedings.

In short, the UK-based JIZHILONG HOLDING GROUP LTD faces a strict regulatory environment. These regulatory requirements cover food safety, drug regulation, and advertising laws to protect the health and safety of the public. JIZHILONG HOLDING GROUP LTD compliance with these laws and regulatory measures and ensure that its products and services meet the relevant quality standards. Only in this way can JIZHILONG HOLDING GROUP LTD succeed in the UK market and win the trust of consumers.

Since JIZHILONG HOLDING GROUP LTD’s products also need to open up the international market and improve their international market position in the borneol industry, we should also pay attention to the government control system of other countries:

The US government controls the borneol companies: the US government regulates the borneol companies through antitrust laws and anti-competition regulations. For example, the Federal Trade Commission (FTC) and the Department of Justice will investigate companies suspected of monopolistic practices and take legal action to protect market competition. The U. S. government uses patent law and copyright law to protect the intellectual property of borneol companies. These laws ensure that companies can enjoy exclusive rights to their innovations and research and development results, and prevent others from making unauthorized use of their intellectual property rights. The U. S. government has set up several regulators to oversee the operations of companies in the borneol industry. For example, the US Food and Drug Administration (FDA) oversees the pharmaceutical industry, while the US Securities and Exchange Commission (SEC) regulates the financial sector.

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The Australian government's control system of borneol companies: The Australian government regulates Borneol companies through antitrust laws and anti-competition regulations. The Australian Competition and Consumer Council (ACCC) oversees market competition and takes legal action to combat monopolistic practices. The Australian government strictly regulates the environmental impact of companies in the borneol industry. The company needs to comply with environmental protection regulations to ensure that its production and operation activities do not cause serious environmental impacts. The Australian government has set up several regulators to oversee the operations of companies in the borneol industry. For example, the Australian Medicines Agency (TGA) oversees the pharmaceutical sector, and the Australian Securities and Investment Commission (ASIC) regulates the financial sector.

The control system of the Russian government on the borneol industry companies: The Russian government implements a licensing system for the establishment and operation of the borneol industry companies. The company needs to obtain the approval and permission from the relevant departments to operate legally. The Russian government implements the nationalization policy in the borneol industry, and controls and manages the important resources and production capacity of the industry through state-owned enterprises. The Russian government has set up several regulators to oversee the operations of companies in the borneol industry. For example, the Russian Federal Anti-monopoly Bureau is responsible for regulating market competition, and the Russian Federal Drug Administration is responsible for regulating the pharmaceutical industry.

Research and Development

Nowadays, scientific and technological innovation has provided a strong support for the development of the borneol industry. Through the cooperation with authoritative medical research institutions, experts found that the borneol can promote the division and growth of glial cells, provide two-way regulation and protection to the central nervous system, and restore the activity and cognitive ability of continuous operators for a long time, improve blood circulation in the eyes, enhance the permeability of corneal epithelial cells, and eyesight. It can also protect the brain tissue from damage by improving the oxygen supply of ischemic brain tissue, improving energy metabolism, improving the activity of antioxidant enzymes of brain tissue and inhibiting lipid peroxidation, penetrating the blood-brain barrier and promoting the passage of substances swallowed by cells, increasing the bioavailability and blood concentration of the absorption of insulin through the oral mucosa.

But borneol research and development is a huge and complex system engineering, involving major independent innovation of traditional Chinese medicine enterprises, need experts wisdom and power support and coordination, so JIZHILONG HOLDING GROUP LTD carefully selected management, professional, publicity and guidance, development, equipment, marketing and so on various talent, invited after a think-tank, for borneol development services. In addition, on the basis of the existing "borneol fluid" and other products, JIZHILONG HOLDING GROUP LTD focuses on the development of high-end and ordinary two types of products according to different development paths. Each category of products has high and low prices, so that everyone can afford the borneol products. Over the next three years, JIZHILONG HOLDING GROUP LTD will pass the borneol exosome for kang fist products cities layout, thousand stores, to provide healthy life management services, contribute to social and economic development and human health, to create "borneol", create famous borneol brand, strive to become a borneol characteristic kang industry leader.

JIZHILONG HOLDING GROUP LTD committed to the research of borneol products, and has a number of advanced technologies, dedicated on the development of a variety of borneol series products, roughly listed as follows:

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(1) Borneol incense series: spices for incense, one from animals, such as musk; one from plants, flowers, fruits, stems, leaves, roots, such as borneol incense. In ancient times, the fumigation method was mainly burning incense and natural distribution, so the spices used for fumigation were mostly solid, with very little liquid, or although there was liquid in the extraction process, it was limited by the fumigation method, and finally imped in the incineration solid carrier. The modern incense smoked essential oil is divided into different unilateral varieties from its efficacy, such as awakening, calming, physiotherapy, insect repellent, etc. In professional physiotherapy, several single essential oils may be used into compound varieties according to the needs to achieve different physiotherapy effects. Therefore, in the borneol incense developed by JIZHILONG HOLDING GROUP LTD, it not only retains the ancient production process, but also has the incense essential oil with modern technology to meet the needs of different groups and occasions, and JIZHILONG HOLDING GROUP LTD has a strong aroma and little smoke.

(2) Borneol incense box series: incense box is the predecessor of sachets, as the name suggests, is made of jade, metal and other materials specially used for serving rice incense small box. The literati pay attention to elegance and interest. When reading and writing in the study, playing the piano, playing tea and playing chess, burning a furnace of incense can not only add elegance and interest, but also purify the indoor air. Therefore, the series developed by JIZHILONG HOLDING GROUP LTD meets the needs of literati.

Borneol stock solution series: Borneol stock solution is also known as natural borneol, Is the plant essence of borneol camphor, Is a precious natural spice and medicine, Made from the fresh branches and leaves of the borneol camphor tree, With many medicinal effects:

Ⅰ. Apoptotic cancer cells (borneol can induce apoptosis of nasopharyngeal carcinoma, lung cancer, thyroid cancer, breast cancer cells);

Ⅱ. Comfortable benefit brain (Smell borneol can relieve chest tightness, angina pectoris, headache, Prevention of Alzheimer's disease);

Ⅲ. detoxification and beauty (Smell Borneol straight into the heart and lung, Dispoison gas and turbid gas outside the body, Blood live pox hair, Meridian channels);

Ⅳ. Awakening and calming the mind (Dual regulation of the central nervous system, Wake up and calm the mind);

Ⅴ. Antivirus, anti-infection (borneol antiviral, anti-infection, Prevent respiratory diseases);

Ⅵ. Slow down fever (Smell Borneol or apply it to Daui (neck), Pulmonary point (both sides of the spine), Can reduce the fever);

Ⅶ. Vitality (Smelling Borneol is greatly beneficial to vitality, Enhance human immunity);

Ⅷ. Avoiding filth (borneol in the room, Can prevent and block the damage of the disease in the air on the human body);

Ⅸ. Solve skin problems (borneol used for skin, Can relieve analgesia, relieve itching, swelling, stasis, acne, muscle, bacteriostasis);

Ⅹ. Facial nursing (borneol solution nursing facial features, It can be used for dry eye disease, pinkeye, rhinitis, oral ulcer, gingival swelling and pain, deafness, otitis media, etc.).

(4) Borneol pillow: JIZHILONG HOLDING GROUP LTD through the new technology, the natural borneol is placed above the pillow core, as long as the people in sleep through breathing, you can let the borneol volatilize, to achieve the purpose of health preservation. Because the borneol has the functions of removing disease, brain awakening, mosquito repellent, mites, filth, antibacterial, anti-inflammatory, analgesic and so on, the borneol pillow is suitable for insomnia, chronic pharyngitis, rhinitis, diabetes complications, neck and shoulder pain, arteriosclerosis, poor resistance, easy to catch a cold, like to drink and often drive people.

In the future, JIZHILONG HOLDING GROUP LTD will also combine the different needs of consumer groups, and continue to research and innovate more series of products, so as to make borneol famous all over the world, so that everyone can use borneol products.

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Intellectual Property

As a company focusing on the production and sale of borneol products, the intellectual property we may involve mainly includes patents, trademarks and copyright.

First, a patent is an exclusive right to an invention that can protect the inventor's technological innovation. We have been focusing on the development of borneol product technology. Once the development is successful, we will apply for relevant patents, so as to have invention patents about the product technology. These patents can protect the company's technical advantages and prevent others from copying or using similar technology in the same field. For example, if we develop a new type of borneol pillow, we could patent it to protect the technology against other companies from producing similar ones without authorization.

Secondly, a trademark is a logo used to distinguish the product or service of one enterprise from that of other enterprises. We are committed to building our own corporate brand, which will own trademarks related to our products, which can protect the company's brand image and market position, and prevent others from using similar trademarks in the same field. For example, we may have a specific product packaging design or trademark logo that can help consumers identify and select the products we make and produce.

Moreover, copyright is an exclusive right to literary, artistic and scientific works that can protect the originality and uniqueness of the work. For our own research and development or products, we may release relevant text, film and television works, and there may be some product specifications and publicity materials related to our products. These works can be used to prevent others from copying or using them without authorization through copyright protection. For example, we may have a technical manual on our products, which, through copyright protection, prevents other companies from copying or using the content without authorization.

In general, the intellectual property that we may involve mainly includes patents, trademarks and copyright. By applying for these intellectual property rights, we can effectively protect our technological innovation, brand image and originality of our works, and provide competitive advantages and market protection for the company.

Legal Proceedings

JIZHILONG HOLDING GROUP LTD as a company focused on producing and selling borneol products, various types of litigation may be involved. Here are several common types of litigation that may be involved:

(1) Intellectual property disputes: We may face intellectual property infringement lawsuits from competitors or other companies, such as patent, trademark or copyright infringement charges.

(2) Contract dispute: When we sign a contract with suppliers, customers or other partners, we may breach of contract, such as failure to provide products or services as required by the contract, or payment problems, resulting in disputes.

(3) Disputes over consumer rights and interests: Our products or services may lead to consumer complaints, such as accusations of deceptive advertising, product quality problems or safety problems that may lead to consumer complaints or class-action lawsuits.

(4) Labor disputes: There may be some disputes between us and employees, such as salary disputes, improper working conditions, gender discrimination or sexual harassment and other problems, which may lead employees to file legal lawsuits.

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(5) Violation disputes: We may face charges of violating certain regulations or laws, so we will strictly comply with local regulations and policies.

(6) Unfair competition disputes: We may encounter other competitors to take unfair means to compete, such as false propaganda, commercial slander, etc. If we think that we have been infringed upon by unfair competition, then we may file an unfair competition lawsuit, demanding the protection of our legitimate rights and interests.

In short, as a borneol product enterprise, we may be involved in a variety of fields of litigation, including intellectual property rights nine, contract disputes, consumer rights nine, labor disputes, law violation disputes, unfair competition disputes, etc. In order to reduce litigation risks, we will strengthen contract management, abide by labor laws and regulations, strengthen intellectual property protection, pay attention to environmental protection, cautious financial investment and maintain market competition order.

Our Culture

Our corporate purpose is: the capital of the borneol, health new shake. We are committed to the borneol as the core, to build a borneol industry, health care in one of the base.

Our goal is to provide people with a healthier and better lifestyle, let more people know about the borneol, and enjoy the health benefits of the borneol.

Our corporate mission is to develop the borneol industry to build the borneol brand. We are committed to promoting the development of the borneol industry, building an industrial chain with borneol as the core, including borneol cultivation, deep processing, sales and other links, promoting the health value of borneol, so that more consumers can understand, recognize and use borneol products.

Our corporate goal is: to build a borneol center and build a healthy borneol power. We take the borneol as the center, build a borneol industry center, through the promotion of the borneol products and health concepts, let more people understand the health value of the borneol, improve people's health awareness, and promote the development of the national health cause.

Our corporate values are: altruistic values, gratitude, responsibility, and win-win results. We are convinced that only an altruistic starting point can win the trust and support of more people. Gratitude is the expression of our continuous support and help to nature, to society, to customers and to employees. Responsibility is our responsibility and obligation for customers and society, is the driving force for us to move forward. Win-win is the harmonious, reciprocal and win-win relationship between us and customers, employees, society and nature.

Our corporate vision is: the first brand of health. We hope to use our own efforts and achievements to become the leader of the borneol industry, with borneol as the core, build a base integrating health care and cultural tourism, become the first brand of health in the capital, and lead more people to live a healthy and beautiful life.

Facilities

JIZHILONG HOLDING GROUP LTD, the main borneol products are borneol incense, borneol essential oil, borneol essential oil solution and borneol pillow, etc. The following are some facilities and equipment for making borneol incense incense, borneol essential oil, borneol essential oil solution and borneol pillow:

(1) Laboratory facilities: In order to produce high-quality borneol products, we will be equipped with a research center with modern laboratory facilities. This center should include some necessary tools and equipment, such as laboratory tables and chairs, sinks, laboratory supplies and equipment (e. g., measuring instruments, mixers, grinders, centrifuges and ovens, etc.).

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(2) Picking facilities: We will be equipped with professional picking teams and equipment to collect the raw materials needed for the borneol, such as the bark, leaves and branches of the borneol tree. These may include bark stripping tools, sharp scissors, long-handled scissors, hand-picking baskets, and other necessary items.

(3) Production equipment: For the production of borneol products, we will be equipped with some production equipment, such as extractor, distillation apparatus, filter, separator, and mixer, so as to carry out the extraction, separation and mixing of borneol operations.

(4) Storage facilities: In order to ensure the quality and freshness of the borneol products, we will be equipped with appropriate storage facilities, such as storage tanks, sealed containers, refrigerators and refrigeration equipment.

(5) Packaging equipment: Finally, in order to bring the products to the market, we will be equipped with some packaging equipment and items, such as bottles, labels, sealing machine, heat shrink packaging machine and other related items.

The needs of other specific facilities and equipment will depend on the scale of our future development and our business needs.

PESTEL Analysis

(1)Description of the industrial chain (upper, middle and downstream)

Borneol, also known as natural borneol, has high medicinal value and health function, is also one of the five incense, the first of the medicine. As early as more than 2,000 years ago, in the Han Dynasty, the royal family paid tribute from foreign countries, along with the golden crown and elephants, the price of gold, and the effect of musk. Natural borneol is very rare, only used by the royal family before the Qing Dynasty, and it is extremely rare among the people. The medicinal value of longus borneol has been widely recorded since ancient times. Borneol on the human health function ten effects: one is soothing the heart and benefiting the brain, the second is detoxification and beauty enhancement, three is awakening and calming the mind, four is anti virus and anti infection, five is removing heat and nourishing the lungs, six is tonifying vital energy, seven is repel foulness, eight is apoptotic cancer cells, nine is to solve the problem of skin, ten is facial features care.

The world's major medical powers have also carried out a lot of modern pharmacological research on the borneol, the American medical research shows that "the borneol is the wonder of health care". The German Cancer Research Center from the most basic molecular research to the clinical treatment of cancer, they developed the "borneol anti-cancer agent", for the prevention and treatment of cancer has a special curative effect. A health care environment research institute in Japan found that the borneol contains anti-cancer substances.

Experts agree that: in today's various chemical additives for the disaster of human health situation, the development of natural borneol appeared is the gift of god, the Gospel of human, new natural borneol will be in the field of human health care from the unknown, to known, to know, will be in health, beauty, epidemic prevention and make new contributions to the treatment of difficult diseases.

In 2030, the market size of the big health industry will exceed $2242246731224.69. At present, the health industry is booming and is known as the "sunrise industry". In 2023, its economic size is expected to reach $1051053155261.57, and it will be the largest economy in the future.

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(2)Industry data (2010-2020)

The largest right-turn borneol camphor planting base, Existing forest land of 18,648,000 square meter, 0.0045 kg of bornicles per square meter, The annual output of borneol is 84,000 kg and the output value is 23543590.68 US dollars (280.28 US dollars / kg); Of 0.0045 kg of extracted essential oil per square meter, Annual output of essential oil is 84,000 kg, Output value of US $23543590.68 (US $280.28 / kg); Source liquid extract of 0.3003 kg per square meter, annual output of source liquid is 5.6 million kg, Output value of US $313,910.14 (US $56.06 / ton); Planting cost: US $2525 / ha (including management and transportation costs), Total revenue of per-square meter output value is US $1.052, 18,648,000 $ X1.052 = $19,617,696. There are huge business opportunities and fill up the blank market.

(3)Industry pain points

Ⅰ. At present, there are a large number of sub-health people, and no high-quality products can prevent and improve them. According to incomplete statistics: dyslipidemia of 1600 people (including hyperlipidemia), hyperlipidemia of more than 100 million people, fatty liver about 120 million people, hypertension population 270 million, diabetes reached 92.4 million people, overweight or obesity 70 million - 200 million people, on average every 10 seconds have a person with cancer, every 30 seconds a person with diabetes, on average, every 30 seconds, at least one person died of cardiovascular cerebrovascular disease; Ⅱ. The technical threshold is not high, easy to be copied. Ⅲ. Most of the borneol products are synthetic technology, and the natural borneol is a scarce resource; Ⅳ. The market operation mode is old, with no breakthrough and innovation, and serious homogenization.

(4) Main consumer groups of products or services

Women aged 25-35 are mainly loyal users of Longa fume series products; consumers aged above 45 are mainly targeted at the sub-health conditions of middle-aged and elderly people.

(5)The main reasons for the products or services purchased by consumers

Ⅰ. Natural borneol series of products, to make up for the general quality and effect of similar products in the market weakness. Most of the similar products in the market are synthetic raw materials.

Ⅱ. Through the borneol series of products, we can improve the human sub-health condition at any time in most scenes and time periods.

Ⅲ. Employment demand - For college students' entrepreneurship and employment, the company recommends them to the agents in the franchise area for cooperation and promotion, and win-win development.

Ⅳ. With the improvement of national living standards, the desire to improve their own health and physique.

(6)The company's current position in the industry and its target position

At present, the company is in the first position in the industry in the area of its own and joint planting borneol base. With 18,648,000 square meter core area of the borneol planting base. It has formed an industrial layout of seedling base cultivation, planting, raw material extraction, product research and development, deep processing, sales and brand construction, with nearly 20 single products of multi-series and multi-efficacy products. Borneol industry is an emerging development industry, industry brands are few and scattered, no oligarchic companies. At present, the scale of the company is the first in the industry, but it still needs to continue to innovate, introduce high-tech technology, and enhance its core competitiveness, in order to become a benchmark brand in the big health industry in the scale, brand awareness and product quality in the future.

(7)Industry forecast (for the next three years)

The market size of the 2030 health industry will exceed $2242215308725.02. With the acceleration of the aging society, the health industry known as the "silver economy" is booming and is known as the "sunrise industry". In 2023, the size of the silver economy is expected to reach $1051038425964.85, and will be the largest economy in the future. In the next three years, the natural borneol industry will occupy the dominant position in the raw material supply chain of the industry, and the demand for more and more high-quality and efficient natural borneol products will continue to surge. In the next three years, the borneol market will produce high-tech technology, and the scale will exceed hundreds of billions.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Jing Li	42	Chairman Of The Board
Xiangyou Yang	68	Chief Financial Officer
Tao Wang	42	Co-founder
Jianqun Yi	61	Co-founder
Zunsong Tang	41	Chief Marketing Officer

Introduction

Ms. Jing Li, She is the chairman of JIZHILONG HOLDING GROUP LTD, Ms. Li has more than 10 years of enterprise management experience and business operation experience, and has been involved in the planting industry chain of borneol for many years, and has a deep understanding of the planting industry chain of borneol. At the same time, Ms. Li is also the chairman of Hunan Fuxin Camphor Agricultural Technology Development Co., LTD., the chairman of Hunan Yulongtang Foot Bath Service Co., LTD., the director of Hong Kong Huangcheng Group, the investor (and consultant) of Xinhuang Wangyuan Camphor camphor planting professional Cooperative, the honorary president of Huaihua Charity Federation, and one of the top ten outstanding entrepreneurs of innovative private enterprises in Huaihua. Honorary director of Huaihua Elderly Rehabilitation Association.

Under her leadership, JIZHILONG HOLDING GROUP LTD is committed to developing the borneol industry, building the borneol brand, taking people's health and happiness as its own responsibility, and striving for the sustainable development of the borneol industry. Managing the company for several years, Ms. Li has been adhering to the business philosophy of "maintaining health for the people, seeking development for employees, and taking responsibility for the society", insisting on long-term, professional, co-creation and sharing. Under her leadership, the company always insists on integrating its own development into the overall situation of economic and social development, and builds an innovation ecology of creating value and sharing results by exploring and innovating camphor industry planting technology, scientific research and development, and market strategic layout, so as to realize the unity of economic responsibility and social responsibility. Ms. Li believes that the new layout and development of the borneol industry has a good prospect, and the company will make every effort to build a "borneol capital", create a well-known brand of borneol, and strive to become a leader in the characteristics of the borneol health industry.

Mr. Xiangyou Yang is the Chief Financial Officer and Director of JIZHILONG HOLDING GROUP LTD. In addition, Mr.Yang is also the director of Hunan Fuxin Dragon Agricultural Technology Development Co., LTD., the Director of Rising Sun International Group, the Planning director of Fuzhou Construction Corporation, the shareholder of Shenzhen Mission Hills Golf Course, and the Vice President of Hong Kong Emperor Beauty Group. Numerous social identities, so that he has a wealth of corporate management experience and network resources. Mr.Yang is not only good at legal consulting, enterprise management, company operation and business negotiation, but also familiar with the technical core of the borneol manufacturing industry. He once got a lot of honors, but he would not talk about it, he said: how high a person's thought, how far the road can go; How avant-garde a city's thinking is, how fast a city develops; How big is a person's social responsibility, how rich is his contribution.

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Mr. Tao Wang is the co-founder of JIZHILONG HOLDING GROUP LTD. In addition, he is the vice president of the Jilin Province Lawyers Association. Staff officer of the legal Administration Office of Changchun Municipal Government, legal counsel of Changchun High-tech Co., LTD., Deputy Director of finance of Changchun Trans-E-commerce Co., LTD. He is the operating director of three listed companies, Changchun Gas Group, Eurasia Group and Asia-Pacific Group.Mr. Wang also has rich investment experience and is an excellent investor. He is good at investing and financing listed companies.Mr. Wang believes that as a co-founder and one of the company's top management, he shoulders important responsibilities for the development and execution of the company's strategy. In the future, we will continue to adhere to the development concept of "protecting health, win-win cooperation", focus on core business, deepen market segmentation, strengthen team building, and comprehensively promote the steady development of the company's various undertakings.

Mr. Jianqun Yi is the co-founder of JIZHILONG HOLDING GROUP LTD. Mr. Yi graduated from Hunan University, China. He has been working in the health industry for 15 years. He is a national health manager, community marketing instructor, China health education inspector, and once served as the two-star leader of Beijing New Era Health Industry Group and the core leader of the 10,000 team. At the same time, he is also the founder of Zhongrende system of Changsha Green Rhyme GROUP, Hunan Province, and currently the channel Director of JIZHILONG HOLDING GROUP LTD. He is good at business management, company management and operation, training, etc. Mr. Yi has a long-term career as a health consultant and company operation management, and has rich practical experience in providing advice for corporate planning, operation and other fields. Mr. Yi has been serving enterprise management, company operation, venture capital institutions and entity enterprises all year round, actively participating in many corporate health consulting, business contact, investment promotion and other activities, and making efforts for the development of JIZHILONG HOLDING GROUP LTD. Mr. Yi said: It is our common goal to integrate more capital forces and build a real, healthy and happy global borneol industry.

Mr. Zunsong Tang is the Chief Marketing Officer of JIZHILONG HOLDING GROUP LTD. Looking back on the growth of Mr.Tang, we can see that he is a veteran who grew up with JIZHILONG HOLDING GROUP LTD. He started from the marketing, step by step, and now the Chief marketing Officer. Not only that, he also served as the founder and chairman of Beradon culture, the founder and chairman of the same Sheng Garden catering brand enterprise asset planning mentor, personal credit asset planning mentor, Hong Kong Jinchan Yuhua Clothing Co., LTD. In the process of Mr.Tang's promotion, in addition to the incentive of salary increase, he also has personal feelings for the big health industry. Industry insiders commented that "long sentiment is not narrow words, Jane loves not deep love ", this sentence is used to describe Mr.Tang's dedication to the big health industry is most suitable. As the sole manager of JIZHILONG HOLDING GROUP LTD, Mr.Tang has won recognition from the company and the market with his wise management. Mr.Tang believes that the most frightening thing in the world is not that someone is excellent, but that people who are better than you work harder than you. He said that he will gain more experience in the work and lead the company to a higher level.

Board of Directors

Our board of directors will consist of three directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

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Board Committees

We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Duties of Directors

Under England law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

England law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

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Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Ms. Jing Li	6700000	67
Mr. Xiangyou Yang	3300000	33

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the United Kingdom and our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of the United Kingdom.

As of the date of this prospectus, our authorized share capital is US$       , divided into            Ordinary Shares of par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are           Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “JZL”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the United Kingdom but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

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Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;
●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;
●	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the United Kingdom on an application by our company for an order confirming such reduction, reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under United Kingdom law to inspect or obtain copies of our list of shareholders or our corporate records.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the United Kingdom but conducts business mainly outside of the United Kingdom may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the United Kingdom;
●	may register as a limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

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Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Certain United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of our Ordinary Shares or Depositary Shares and does not address all possible tax consequences relating to an investment in our Ordinary Shares or Depositary Shares. It is based on United Kingdom tax law and generally published His Majesty’s Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect. A United Kingdom tax year runs from April 6th in any year to April 5th in the following year.

Save as provided otherwise, this summary applies only to a person who is the absolute beneficial owner of our Ordinary Shares or Depositary Shares and who is resident (and, in the case of an individual, domiciled) in the United Kingdom for tax purposes and who is not resident for tax purposes in any other jurisdiction and does not have a permanent establishment or fixed base in any other jurisdiction with which the holding of our Ordinary Shares or Depositary Shares is connected, or a U.K. Holder. A person who is not a U.K. Holder, including a person (a) who is not resident (or, if resident, is not domiciled) in the United Kingdom for tax purposes, including an individual and company who trades in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which an Ordinary Share or Depositary Share is attributable, or (b) who is resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, is recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under United Kingdom tax law. In particular this summary:

●	only applies to an absolute beneficial owner of Ordinary Shares or Depositary Shares and any dividend paid in respect of that Ordinary Share where the dividend is regarded for United Kingdom tax purposes as that person’s own income (and not the income of some other person); and
●	(a) only addresses the principal United Kingdom tax consequences for an investor who holds Ordinary Shares or Depositary Shares as a capital asset, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as a dealer, broker or trader in shares or securities and any other person who holds Ordinary Shares or Depositary Shares otherwise than as an investment, (c) does not address the tax consequences for a holder that is a financial institution, insurance company, collective investment scheme, pension scheme, charity or tax-exempt organization, (d) assumes that a holder is not an officer or employee of the company (nor of any related company) and has not (and is not deemed to have) acquired the Ordinary Shares or Depositary Shares by virtue of an office or employment, and (e) assumes that a holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of Depositary Shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

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This summary further assumes that a holder of Depositary Shares is the beneficial owner of the underlying Ordinary Shares for United Kingdom direct tax purposes.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;
●	insurance companies;
●	pension plans;
●	cooperatives;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	traders that elect to use a mark-to-market method of accounting;
●	certain former U.S. citizens or long-term residents;
●	tax-exempt entities (including private foundations);
●	individual retirement accounts or other tax-deferred accounts;
●	persons liable for alternative minimum tax;
●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;
●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;
●	investors that have a functional currency other than the U.S. dollar;
●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or
●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with         , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to percent ( %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $         . Such accountable out-of-pocket expenses include no more than $          in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $          and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $          , background checks expenses not to exceed $          , and DTC eligibility fees and expenses not to exceed $          . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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